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Executive Compensation

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Meeting
of Shareholders and Proxy Statement

Dear Fellow Shareholders:

You are invited to attend the annual meeting of shareholders on Tuesday, May 22, 2018, at 9:00 a.m., Central Daylight Time, at 711 High Street, Des Moines, Iowa.

The notice of annual meeting and proxy statement provide an outline of the business to be conducted at the meeting. We will also report on the progress of the Company and answer shareholder questions.

We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the Internet. Thank you for acting promptly.

Distribution of annual meeting materials

As we've done in the past, Principal is taking advantage of the Securities and Exchange Commission's rule that allows companies to provide proxy materials for the annual meeting via the Internet to registered shareholders. For each shareholder selecting to receive these materials electronically in the future, Principal and the Arbor Day Foundation will plant the same number of trees in a U.S. forest. In 2017, 1,208 trees were planted.

Sincerely,

Daniel J. Houston
Chairman, President and Chief Executive Officer

April 9, 2018

Notice of Annual Meeting of Shareholders

Meeting Date:	Tuesday, May 22, 2018
Time:	9:00 a.m., Central Daylight Time
Location:	711 High Street, Des Moines, Iowa 50392

Agenda:

1.
Elect four Class II Directors;

2.
Hold an advisory vote to approve the compensation of our named executive officers;

3.
Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2018; and

4.
Transact such other business as may properly come before the meeting.

The Company has not received notice of other matters that may be properly presented at the annual meeting.

You can vote if you were a shareholder of record on March 28, 2018. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote:

Internet	Telephone	Mail

Through the Internet: visit the website noted in the notice of Internet availability of proxy materials shareholders received by mail, on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials.	By telephone: call the toll free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials.	Complete, sign and promptly return a proxy or voting instruction card in the postage paid envelope provided.

If you attend the meeting, you will need to register and present a valid, government issued photo identification. If your shares are not registered in your name (for example, you hold the shares through an account with your stockbroker), you will need to bring proof of your ownership of those shares to the meeting to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 28, 2018. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

Karen E. Shaff
Executive Vice President, General Counsel and Secretary

April 9, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2018:

The 2017 Annual Report, 2018 Proxy Statement and other proxy materials are available at
www.principal.com.

Your vote is important! Please take a moment to vote by Internet, telephone or proxy or voting instruction card as explained in the How Do I Vote sections of this document.

2 2018 Proxy Statement

2018 Proxy Statement 3

Director Qualifications, Director Tenure, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

The Nominating and Governance Committee regularly assesses the expertise, skills, backgrounds, competencies and other characteristics of Directors and candidates for Board vacancies considering the current Board makeup and the Company's strategic initiatives, risk factors, and other relevant circumstances. The Committee also assesses Directors' and candidates' personal and professional ethics, integrity, values and ability to contribute to the Board, including current employment responsibilities. In addition to personal attributes, the Board values experience as a current or former senior executive in financial services, in international business and with financial management or accounting responsibilities. Competencies valued by the Board include strategic and results orientation, comprehensive decision making, risk management and an understanding of current technology issues. The Committee periodically uses an outside consultant to assist with this responsibility, and these assessments provide direction in searches for Board candidates and in the evaluation of current Directors. The Committee reviews the performance of each Director whose term is expiring as part of the determination of whether to recommend his or her nomination for reelection to the Board. Input to this process is also received from the other Directors and management and an outside consultant may be engaged to assist with these reviews. Director performance and capabilities are evaluated against the characteristics and considerations noted above. Following the Committee's discussion, the outside consultant, if any, or the Committee Chair provides feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness, and the Audit, Finance, Human Resources and Nominating and Governance Committees also annually evaluate their respective committee's performance.

All Board members have:

•
Personal character that supports the Company's core value of integrity;

•
Training or experience that is useful to Principal in light of its strategy, initiatives and risk factors; and

•
A demonstrated willingness and ability to prepare for, attend and participate effectively in Board and Committee meetings.

Several current independent Directors have led businesses or major business divisions as CEO or President (Ms. Bernard, Mr. Dan, Mr. Ferro, Dr. Gelatt, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell and Ms. Tallett). The following chart shows areas central to the Company's strategy, initiatives and operations for which independent Directors have specific training and executive level experience that assists them in their responsibilities.

4 2018 Proxy Statement

Though the Board does not have a formal diversity policy, diversity of the Board is a valued objective. Therefore, the Nominating and Governance Committee reviews the Board's needs and diversity in terms of race, gender, national origin, backgrounds, experiences and areas of expertise when recruiting new Directors. The current Board reflects these values, for example, in the gender (45% female) and racial (18% African American) composition of independent directors.

The Board's diversity objective reflects the values of the Company as well. Principal has been recognized as one of the National Association of Female Executives' Top Companies for Executive Women 16 times, and for the third year in a row, earned a perfect score on the Human Rights Campaign Foundation's 2018 Corporate Equality Index. We were also recognized as one of Ethisphere Institute World's Most Ethical Companies for the seventh time. Only seven companies in the financial services industry earned this distinction for 2017, emphasizing their commitment to leading ethical business standards and practices. Other recognition includes Forbes' America's Best Employers for the third consecutive year and Working Mother magazine's 100 Best Companies—and we joined the prestigious Hall of Fame this year in celebration of our 15th appearance on the list. We were also named a Best Places for Giving Back, by Great Place to Work, in recognition of our policies regarding paid time off for volunteering and contributions to community and charitable causes through corporate donations and employee fund-matching programs.

The Board's effectiveness benefits from Directors who have the skills, backgrounds and qualifications needed by the Board and who also increase the Board's diversity. Director tenure and Board refreshment are important topics that receive considerable Board focus. The Board believes that its thorough Director performance reviews and healthy Board refreshment processes better serve Principal and its stakeholders than would mandatory term limits. Strict term limits would require that Principal lose the continuing contribution of Directors who have invaluable insight into Principal and its industry, strategies and operations because of their experience. Nevertheless, Directors' terms must not extend past the annual meeting following their 72nd birthday. The tenure of the independent Directors is listed below. The average tenure of Principal's independent Directors is 13 years.

Diane Nordin, a new independent Director, was added to the Board in 2017. Ms. Nordin has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, marketing, product development, strategic planning and technology. This addition was the result of a lengthy search that included consideration of numerous highly qualified candidates. The search was conducted by the Nominating and Governance Committee, with the assistance of a search firm, and included Ms. Nordin meeting in-person with Dennis Ferro, then Chair of the Nominating and Governance Committee, Lead Director Elizabeth Tallett, Mr. Houston and other members of senior management. The Nominating and Governance Committee then unanimously recommended Ms. Nordin to the full Board of Directors, which appointed Ms. Nordin in October. We anticipate that four additional tenured Directors will be replaced over the next five years, continuing our process of regularly refreshing the talents and perspectives reflected on our Board. The tenure of the Directors, as reflected in the chart above, balances deep knowledge of the Company, its industry and relevant issues, with fresh perspectives and additional expertise, while providing the oversight and independence needed to meet the interests of our shareholders.

Communicating with stakeholders including clients, customers, employees, and investors, has always been an important part of how Principal conducts its business. Principal has had in place for some time a formal engagement process with shareholders around matters of corporate governance. These discussions provide us with helpful insight into shareholders' views on current governance topics, which are then discussed with the Nominating and Governance Committee and the full Board. This continuing process regularly supplements relevant

2018 Proxy Statement 5

communications regarding corporate governance made through the Company's website and by the Investor Relations staff.

The Nominating and Governance Committee will consider shareholder recommendations for Director candidates sent to it c/o the Company Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee and search firms it retains. Beginning earlier this year, a stockholder or group of up to 20 stockholders, owning 3% or more of the Company's outstanding Common Stock continuously for at least three years, can nominate director candidates, constituting up to 20% of the Board, in the Company's annual meeting proxy materials.

6 2018 Proxy Statement

Proposal One—Election of Directors

The Board has three classes, each having a three-year term. All of the nominees are currently Directors of Principal. We expect that all the nominees will be able and willing to serve if elected. However, if, prior to the annual meeting of shareholders, any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted at the 2018 Annual Meeting for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Mr. Ferro is not seeking reelection as he has reached Principal's mandatory retirement age for Directors.

The Board of Directors recommends that shareholders vote "For" all the nominees for election at the Annual Meeting.

Nominees for Class II Directors With Terms Expiring in 2021

Diane C. Nordin Age: 58 Director Since: 2017

Committees: Audit (effective October 25, 2017)
Human Resources (effective October 25, 2017)
Strategic Issues (effective November 28, 2017)

Public Directorships/Past 5 Years: Fannie Mae (Audit and Executive Committees, Chair of the Compensation Committee).

Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from December 1995 to December 2011, and originally joined Wellington in 1991. Throughout her tenure, Ms. Nordin's responsibilities spanned product management, client relationship management and ultimately the oversight of Wellington's Fixed Income group where she presided over roughly 20 investment approaches and 130 investors globally. During her time at Wellington, Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory. Ms. Nordin is a Director of Fannie Mae (since 2013) where she serves on the Audit Committee and chairs the Compensation Committee. Also, she is a Director of Antares Capital, where she is Chair of the Compensation Committee (since 2016). She is a governor of the CFA Institute (2016—present) where she chairs the Audit and Risk Committee, a Trustee of Wheaton College (since 2010) where she chairs the Investment Committee, and Board member of the Appalachian Mountain Club where she chairs the Investment Committee (2012).

Skills and Qualifications: In addition to her extensive experience in the asset management business, Ms. Nordin has executive level experience in accounting and finance, executive compensation, financial services, international operations, product development, risk management and strategic planning.

Education: Bachelor's degree from Wheaton College. Ms. Nordin is a Chartered Financial Analyst.

2018 Proxy Statement 7

Roger C. Hochschild Age: 53 Director Since: 2015

Committees: Strategic Issues
Audit
Human Resources

Mr. Hochschild has been the President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004, Chief Marketing Officer of Discover Financial Services from 1998 to 2001 and a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director for Chicago Public Media since October of 2016.

Skills and Qualifications: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning.

Education: Bachelor's degree in economics from Georgetown University, M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston Age: 56 Director Since: 2014

Committees: Executive

Former Public Directorships/Past 5 Years: Catalyst Health Solutions, Inc.

Mr. Houston has been Chairman, President and Chief Executive Officer of the Company and Principal Life Insurance Company ("Principal Life") since 2016. Prior to that, he was President and Chief Executive Officer from August 2015—May 2016. He served as President and Chief Operating Officer from November 25, 2014—August 17, 2015. He joined Principal Life in 1984 and had several management positions, being named Senior Vice President in 2006 and President of Retirement and Income Solutions in 2008. He is a member of the boards of directors of the American Council of Life Insurers, Business Roundtable, Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean's Advisory Council, Partnership for a Healthier America and Community Foundation of Greater Des Moines.

Skills and Qualifications: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, marketing and sales, and mergers and acquisitions.

Education: Bachelor's of science degree from Iowa State University.

8 2018 Proxy Statement

Elizabeth E. Tallett Age: 69 Director Since: 1992 (Principal Life), 2001 (the Company)

Committees: Human Resources
Nominating and Governance
Executive

Public Directorships/Past 5 Years (all current): Meredith Corporation (Chair of Compensation and Nominating and Governance Committees), Qiagen, N. V. (Audit and Chair of Compensation Committees), Anthem, Inc. (Compensation and Chair of Nominating and Governance Committee)

Former Public Directorships/Past 5 Years: Coventry Health Care, Inc.

Ms. Tallett has been Lead Director since 2007.

Ms. Tallett was Principal of Hunter Partners, LLC, a management company for early to mid stage pharmaceutical, biotech and medical device companies, from July 2002 to Feb 2015. She continues to operate as a consultant to early stage pharmaceutical and healthcare companies. She has more than 30 years' experience in the biopharmaceutical and consumer industries. Ms. Tallett is Chair of the Finance Committee and Treasurer for Solebury School, PA (not for profit).

Skills and Qualifications: Ms. Tallett's senior management experience includes being President and Chief Executive Officer of Transcell Technologies, Inc., President of Centocor Pharmaceuticals, member of the Parke-Davis Executive Committee, and Director of Worldwide Strategic Planning for Warner-Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive level experience in multinational companies, international operations, economics, strategic planning, marketing, product development, technology, executive compensation and mergers and acquisitions.

Education: Bachelor's degree with honors in mathematics and economics from the University of Nottingham in England.

Continuing Class III Directors With Terms Expiring in 2019

Michael T. Dan Age: 67 Director Since: 2006

Committees: Human Resources (Chair)
Nominating and Governance

Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999-2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as President of Armored Vehicle Builder, Inc.

Skills and Qualifications: In addition to leading and being responsible for financial management of Brink's, Mr. Dan has executive level experience in international operations, risk management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions.

Education: Studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

2018 Proxy Statement 9

C. Daniel Gelatt Age: 70 Director Since: 1988 (Principal Life), 2001 (the Company)

Committees: Audit
Human Resources

Dr. Gelatt has been President of NMT Corporation since 1987. NMT is an industry leader in mobile mapping and workforce automation software and has been providing analog and digital imaging services to clients worldwide for more than 40 years. He was an Assistant Professor in the Physics Department at Harvard University, where he earned his Ph.D., and was a research manager at the IBM T.J. Watson Research Center before joining the Gelatt Companies in 1982. He is a director of TPI Holdings, Inc., nPoint Inc., Trust Point Inc., NMT Corporation and Elmwood Corporation and a Trustee of Viterbo University.

Skills and Qualifications: In addition to leading and having financial responsibility for NMT and other Gelatt privately owned companies, Dr. Gelatt has an extensive background in software and nonlinear optimization and executive level experience in product development, marketing and strategic planning. He is a member of the Association for Computing Machinery and the IEEE.

Education: Bachelor's and master's degrees from the University of Wisconsin and MA and Ph.D. from Harvard University.

Sandra L. Helton Age: 68 Director Since: 2001

Committees: Audit (Chair)
Finance
Executive

Former Public Directorships/Past 5 Years: Covance, Inc.; Lexmark International, Inc.; OptiNose,  Inc.

Ms. Helton was Executive Vice President and Chief Financial Officer—Telephone and Data Systems, Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. In her role, Ms. Helton had responsibility for the Finance, Information Technology, and other corporate functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991-1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

Skills and Qualifications: Ms. Helton has global executive level experience in corporate strategy, finance, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

Education: B. S. in mathematics, summa cum laude, from the University of Kentucky, S.M. from Massachusetts Institute of Technology's Sloan School with double majors in Finance and Planning & Control.

10 2018 Proxy Statement

Blair C. Pickerell Age: 61 Director Since: 2015

Committees: Finance
Nominating and Governance
Strategic Issues

Public Directorships/Past 5 Years (all current): Link Real Estate Investment Trust (Nomination and Remuneration Committees) (current);

Former Public Directorships/Past 5 Years: Dah Sing Financial Holdings Limited.

Mr. Pickerell served as Head of Asia of Nikko Asset Management from 2010-2014 and Chairman Asia from 2014-2015. From 2007-2010, he was CEO, Asia, at Morgan Stanley Investment Management. He has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds.

Mr. Pickerell's current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Board of the Securities and Exchange Board of India; on the Listing Committee of The Stock Exchange of Hong Kong; and as member of the International Advisory Council of Business and Economics of The University of Hong Kong.

Skills and Qualifications: In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in the retail consumer, international, marketing, mergers & acquisitions, product development and strategic planning. He is fluent in Mandarin Chinese.

Education: Bachelor's and M. A. degrees from Stanford University, MBA from Harvard Business School.

Continuing Class I Directors With Terms Expiring in 2020

Betsy J. Bernard Age: 62 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Audit
Finance
Strategic Issues (Chair)
Executive

Public Directorships (current): Zimmer Biomet (member of the Audit Committee and Chair of the Governance Committee)

Former Public Directorships/Past 5 Years: SITO Mobile, Inc. (Lead Independent Director, member of Audit and Compensation Committees, Chair of the Nominating and Governance Committee)

Ms. Bernard was President of AT&T from October 2002 until December 2003 where she led more than 50,000 employees with AT&T Business, then a nearly $27 billion organization serving four million business customers. She was Chief Executive Officer of AT&T Consumer 2001-2002, which served about 40 million consumers and contributed $11.5 billion to AT&T's normalized revenue in 2002. She was head of the consumer and small business division as Executive Vice President—National Mass Markets at Qwest Communications from 2000-2001, and responsible for all retail markets at U S West as Executive Vice President—Retail from 1998-2000. Ms. Bernard was a 2015 NACD Directorship 100 Honoree.

Skills and Qualifications: In addition to leading and being responsible for financial management of AT&T, Ms. Bernard has executive level experience in brand management, marketing to individuals and small businesses, sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning, technology and mergers and acquisitions.

Education: Bachelor's degree from St. Lawrence University, master's degree in business administration from Fairleigh Dickinson University, MA from Stanford University in the Sloan Fellow Program.

2018 Proxy Statement 11

Jocelyn Carter-Miller Age: 60 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Finance (Chair)
Nominating and Governance

Public Directorships/Past 5 Years (all current): Interpublic Group of Companies, Inc. (Audit and Executive Committees, Chair of Corporate Governance Committee), Netgear, Inc. (Audit and Compensation Committees)

Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc. Ms. Carter-Miller was a 2013 NACD Directorship 100 Honoree, a Savoy Power 300: 2016 Most Influential Black Corporate Directors, and 2017 Directors & Boards Director to Watch.

Skills and Qualifications: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in brand management, advertising, sales, multinational companies, international operations, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She is also a certified public accountant.

Education: B.S. in Accounting from the University of Illinois and an MBA in Finance and Marketing from the University of Chicago.

Scott M. Mills Age: 49 Director Since: 2016

Committees: Audit
Human Resources
Strategic Issues

Mr. Mills has been Executive Vice President and Chief Administrative Officer of Viacom, Inc. since 2015 and Executive Vice President of Human Resources and Administration since 2012. Prior to that, he was President and Chief Operating Officer of Viacom's BET Networks unit, where he previously served as chief financial officer and president of Digital Media. He worked in investment banking and served as Deputy Treasurer for the City of Philadelphia before joining BET.

Skills and Qualifications: Mr. Mills has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, marketing, product development, strategic planning and technology.

Education: Bachelor's degree in economics from the Wharton School of the University of Pennsylvania.

12 2018 Proxy Statement

Corporate Governance

The Company's Board and management regularly review best practices for corporate governance and modify our policies and practices as warranted. Our current best practices include:

•
Proxy access for shareholders owning three percent or more of the Company's common stock ("Common Stock") for a minimum of three years;

•
Majority of independent Directors (11 out of 12);

•
All key committees (i.e., Audit, Finance, Human Resources and Nominating and Governance Committees) are composed entirely of independent Directors;

•
Strong and experienced independent Lead Director;

•
Director resignation policy if the support of a majority vote of shareholders is not achieved;

•
Policy regarding Directors' service on other public company boards;

•
Board and committee self assessments conducted annually;

•
Director assessment conducted in connection with Director nomination process;

•
Robust stock ownership guidelines for Directors;

•
Diverse Board membership in terms of age, background, experience, gender, ethnicity and tenure;

•
Robust shareholder engagement program to obtain valuable feedback on our compensation and governance programs;

•
Annual review of CEO succession plan by the independent Directors with and without the CEO present;

•
Annual Board review of senior management long term and emergency succession plans;

•
Multiple executive sessions involving solely independent Directors at each regularly-scheduled Board meeting; and

•
Robust policies and procedures concerning the identification of and monitoring for conflicts of interest across the organization.

Board Leadership Structure

The Board exercises flexibility in establishing a leadership structure that works best for Principal at any given time. Historically, the positions of Chairman of the Board and CEO have been held by two people or combined and held by one person, depending on circumstances. Currently, Daniel J. Houston is the Chairman and CEO. Since 1990, the Board has had a Lead Director because it is important that the independent Directors have a formally acknowledged leader in addition to the Chairman of the Board who leads the Board generally. The Board regularly reviews the effectiveness of this shared leadership. Whether to separate or combine the Chairman and CEO positions is based on factors such as the tenure and experience of the CEO and the broader economic and operating environment of the Company. Principal has separated the roles of Chairman of the Board and CEO during periods of management transition, with the prior Chairman retaining that position as the newly appointed CEO assumes new responsibilities. The Board prefers this flexible approach to a requirement that the positions of Chairman/CEO be combined or separate. Ms. Tallett, the Lead Director, was selected by the independent Directors. The Nominating and Governance Committee reviews the appointment of Lead Director annually.

The Lead Director and the Chairman jointly decide on the Board's agenda for each regular quarterly meeting, and the Lead Director seeks input from the other independent Directors. The Lead Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Lead Director presides when the Chairman is not present; plans and leads executive sessions of independent Directors ("Executive Sessions"); leads the Board's annual self evaluation, calls special Board meetings if the Chairman is unable to act, and leads the Board's CEO succession planning discussions. Executive Sessions generally occur at the start and end of each regularly scheduled Board meeting, and were held in conjunction with each regularly scheduled Board meeting during 2017.

2018 Proxy Statement 13

Role of the Board in Risk Oversight

Risk management is an essential component of our culture and business model. Management within our business units and functional areas is primarily responsible for identifying, assessing, monitoring and managing risk exposures. The Company's Enterprise Risk Management program includes a Chief Risk Officer, whose team operates independently from the business units, and an Enterprise Risk Management Committee, composed of members from the executive management team, that provides enterprise wide oversight for material risks. The Company also has a robust internal audit function.

The Board oversees management's execution and performance of its risk management responsibilities. The Board reviews strategic threats, opportunities, and risks Principal and its businesses or functions are managing. This includes oversight of risks such as credit, market, liquidity, product, operational, cybersecurity, reputational and general business risk that are handled directly by the Board or by Board Committees as discussed below:

The Audit Committee:    risk and mitigation related to accounting, financial controls, legal, regulatory, ethics, compliance, operations and general business activities. The Audit Committee also oversees the framework and policies with respect to enterprise risk management.

The Finance Committee:    risk and mitigation related to liquidity, credit, market, product and pricing activities. The Finance Committee also oversees capital management, capital structure and financing, investment policy, tax planning, and key risks associated with significant financial transactions. The Finance Committee also provides guidance to the Human Resources Committee on the appropriateness of Company financial goals used in annual and long-term employee incentive compensation arrangements.

The Human Resources Committee:    risk and mitigation related to the design and operation of employee compensation arrangements to confirm they are consistent with business plans, do not encourage inappropriate risk taking and are appropriately designed to limit or mitigate risk. The Human Resources Committee also oversees succession planning and development for senior management.

The Nominating and Governance Committee:    risks and mitigation related to the Company's environmental, sustainability and corporate social responsibilities as well as the Company's political contribution activities. The Nominating and Governance Committee also monitors whether the Board and its committees have the collective skills and experience necessary to monitor the risks facing the Principal.

The Chief Risk Officer and other members of senior management provide reports and have discussions with the Board and its committees on our risk profile and risk management activities, including reviews of ongoing adherence to policy, impacts of external events, and how strategy, initiatives, and operations integrate with our risk objectives. The Board also receives input on these issues from external entities such as our independent auditor, regulators and consultants. These activities provide the Board with a greater understanding of the material risks we face, the level of risk in matters presented for Board approval, and how risks are related.

The Board views cybersecurity risk as an enterprise wide concern that involves people, processes, and technology, and accordingly treats it as a Board level matter. It embodies a persistent and dynamic threat to our entire industry and is not limited to information technology. The Board will remain focused on this critical priority by continuing to receive regular reports from the Chief Information Officer and other professionals to ensure that it is monitoring cyber threat intelligence and taking the steps necessary to implement the needed safeguards and protocols to manage the risk.

Succession Planning and Talent Development

The Board believes that succession planning for future leadership of the Company is one of its most important roles. The Board is actively engaged and involved in talent management and reviews succession at least annually. This includes a detailed discussion of our global leadership and succession plans with a focus on CEO succession planning as well as succession planning for key positions at the levels of senior vice president and above. In addition, the Human Resources Committee regularly discusses the talent pipeline for critical roles at a variety of organizational levels, including CEO. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events and the Human Resources Committee also receives regular updates on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

14 2018 Proxy Statement

Majority Voting

In uncontested Director elections, Directors are elected by the majority of votes cast. If an incumbent Director is not elected and no successor is elected, the Director must submit a resignation to the Board, which will decide whether to accept the resignation. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

The Board determines at least annually whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence and are on the Company's website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2018, based on:

•
A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;

•
Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director's independence;

•
The Company's review of its purchasing, investment, charitable giving and other records; and

•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Ms. Bernard, Ms. Carter-Miller, Mr. Dan, Mr. Ferro, Dr. Gelatt, Ms. Helton, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell and Ms. Tallett. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company at any time.

Some Directors have categorically immaterial relationships and transactions with Principal:

•
Ms. Bernard, Dr. Gelatt, Ms. Helton, Mr. Pickerell and Ms. Tallett are customers of the Company's subsidiaries. Prior to the Demutualization (see page 64), Directors were required to own an insurance policy or annuity contract issued by Principal Life. All insurance policies, annuity contracts and agreements for trust services held by Directors are on the same terms and conditions as those offered to the public.

•
The Gelatt family companies (Dr. Gelatt is the CEO) and an affiliated trust own insurance and pension products issued by Principal Life.

•
Ms. Bernard, Mr. Pickerell and Ms. Tallett are directors, and Messrs. Hochschild and Mills are executive officers of for profit entities with which the Company's subsidiaries conduct ordinary commercial transactions.

Certain Relationships and Related Party Transactions

Nippon Life Insurance Company ("Nippon Life"), which held approximately 6.3% of the Company's Common Stock at the end of 2017, is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had a business relationship for more than 20 years. In 2017, Nippon Life and NLICA paid the following amounts to Principal Life or its affiliates: $50,591 for pension services for defined contribution plans maintained by NLICA and an affiliate (mostly paid by plan participants); $1,250 for deferred compensation plan services; $7,029,440 for investment services. Principal Global Investors (Japan) Ltd. paid Nippon Life $60,639 for 401(k) fees and plan administration costs. The Company owns approximately three percent of the common stock of NLICA and Principal Life purchased public bonds with a market value at the end of 2017 of $63,425,000 during Nippon Life's $2 billion public issuance in October of 2012. Since 2013, NLI US Investments, Inc. ("NLI"), has owned 20% of Post Advisory Group, LLC ("Post"), an affiliate of the Company. During 2017, Post paid NLI an aggregate of $3,976,178 in dividends. Due to the longstanding relationship between Nippon and Principal Life, Nippon employees occasionally train on-site at Principal Life or at one of its affiliates. During 2017, and Principal Life paid Nippon Life $70,498 in salary reimbursements in connection with these situations.

As of December 31, 2017, the Vanguard Group, Inc. managed funds holding in the aggregate 10.71% of the Company's Common Stock. During 2017 Principal Shareholder Services, Inc. paid Vanguard $40,679 for sub-transfer agent services. Vanguard paid $1,469,416 in rent for lease of space to a borrower of the Principal Life

2018 Proxy Statement 15

general account. Principal Life and affiliates hold, or manage accounts holding, public securities issued by Vanguard funds.

As of December 31, 2017, BlackRock, Inc. and certain subsidiaries collectively owned or managed funds holding in the aggregate 6.8% of the Company's common stock. During 2017, Principal Global Investors, LLC paid BlackRock Fund Advisors $1,771,399 in management fees associated with the Principal Funds, Inc. Global Multi-Strategy Fund. In 2017, Principal Life paid BlackRock, Inc. $2,596,736 for fees in connection with the use of the Aladdin system. In 2017, PGI Trust Company paid BlackRock Fund Advisors $263,101 in sub-advisory fees associated with the Morley Actively Managed Fund. Principal Life and affiliates hold, or manage accounts holding, public securities issued by BlackRock, Inc. BlackRock affiliates manage investment funds in which affiliates of the Company invest for their own or managed accounts.

Dwight Soethout, Vice President—Finance, is the spouse of Deanne D. Strable, Executive Vice President and Chief Financial Officer. Mr. Soethout has been an employee of the Company since 1993. In 2017, he received approximately $390,028 in base salary and annual bonus from Principal Life. He also participates in the long-term incentive compensation plan, and his compensation is commensurate with that of his peers. His employment and compensation were approved by the Human Resources Committee.

The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company's Related Party Transaction Policy (the "Policy"). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate, and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

The Board held 10 meetings in 2017, five of which were two day, in person meetings. Each of the Directors then in office attended more than 75% in the aggregate of the meetings of the Board and the committees of which the Director was a member. All of the Directors then on the Board attended the 2017 Annual Meeting.

Global Corporate Code of Conduct

Each Director and officer of the Company has certified they comply with Principal's Global Code of Conduct, the foundation for ethical behavior across the organization. The Code is available at www.principal.com.

Board Committees

Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. The Committees review their charters and performance annually. Committee charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

16 2018 Proxy Statement

Membership and responsibilities of each of the Board Committees:

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2017

Audit

•

Appointing, terminating, compensating and overseeing the Company's independent auditor and selecting the lead audit partner;

•

Reviewing and reporting to the Board on the independent auditor's activities;

•

Approving all audit engagement fees and preapproving compensation of the independent auditor for non audit engagements, consistent with the Company's Auditor Independence Policy;

•

Reviewing internal audit plans and results;

•

Reviewing and reporting to the Board on accounting policies and legal and regulatory compliance; and

•

Reviewing the Company's policies on risk assessment and management.

All members of the Audit Committee are financially literate and are independent, as defined in the Nasdaq listing standards, and Ms. Helton is a financial expert, as defined by the Sarbanes-Oxley Act.

		Betsy Bernard C. Daniel Gelatt Sandra L. Helton* Roger C. Hochschild Scott M. Mills Diane C. Nordin(1)	8

Human Resources

•

Evaluating the performance of the CEO and determining his compensation relative to his goals and objectives;

•

Approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above ("Executives");

•

Approving employment, severance or change of control agreements and perquisites for Executives;

•

Overseeing Executive development and succession planning;

•

Approving employee compensation policies for all other employees;

•

Approving equity awards;

•

Administering the Company's incentive and other compensation plans that include Executives;

•

Acting on management's recommendations for broad based employee pension and welfare benefit plans;

•

Reviewing compensation programs to confirm that they encourage management to take appropriate risks; discourage inappropriate risks and act consistently with the Company's business plan, policies and risk tolerance.

		Michael T. Dan* C. Daniel Gelatt Roger C. Hochschild Scott M. Mills Diane C. Nordin(1) Elizabeth E. Tallett	6

Nominating and Governance	• Recommends Board candidates, Board committee assignments and service as Lead Director; • Reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self evaluations of the Board and its performance and committee self evaluations, content of the Global Code of Business Conduct and Ethics, Director compensation, and the Corporate Governance Guidelines; • Reviews environmental and corporate social responsibility matters as well as the Company's political contribution activities.	Jocelyn Carter-Miller Michael T. Dan Dennis Ferro* Blair C. Pickerell Elizabeth E. Tallett	6

2018 Proxy Statement 17

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2017

Finance

•

Assists the Board with financial, investment and capital management policies;

•

Reviews capital structure and plans, significant financial transactions, financial policies, credit ratings, matters of corporate finance, including issuance of debt and equity, shareholder dividends, proposed mergers, acquisitions and divestitures; Reviews and provides guidance on financial goals;

•

Oversees investment policies, strategies and programs; Reviews policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding enterprise financial risk management, including the policies, procedures and practices to manage liquidity, credit market, product and pricing risks and tax planning.

		Betsy J. Bernard Jocelyn Carter-Miller* Dennis H. Ferro Sandra L. Helton Blair Pickerell	7

Strategic Issues	Plans the Board's annual strategic retreat.	Betsy Bernard* Roger C. Hochschild Scott M. Mills Diane C. Nordin(2) Blair C. Pickerell	3

Executive	Acts on matters delegated by the Board which must be approved by its independent members. Has the authority of the Board between Board meetings unless the Board has directed otherwise or as mandated by law and in the By Laws.	Betsy J. Bernard Sandra L. Helton Daniel J. Houston* Elizabeth E. Tallett	None

(1)
Effective October 25, 2017
(2)
Effective November 28, 2017

Sustainability

Doing what matters most for our global community

Principal aims to provide not only positive financial outcomes for our clients, but also positive outcomes for the global community in which it operates. Our commitment to clients means we will invest, conserve, volunteer and lead responsibly and sustainably to help realize the promise of a better future. And a better world.

As evidence, we're humbled to have been named a Most Ethical Company by the Ethisphere Institute for the eighth year in a row in 2018.

A full review of Principal's environmental, social and governance (ESG) practices can be found in our Corporate Social Responsibility Report available on www.principal.com. A summary is below:

Giving back:    Helping people is an important part of our culture at Principal. That's why employees, along with the Principal Financial Group Foundation, work together to give back. Our focus is on creating strong communities where people can live, work and play, helping people make progress toward long-term financial security, and supporting educational partnerships that build a pipeline for future talent. Highlights of recent developments and results include:

•
Our employees gave more than $4.02 million to 438 organizations in 230+ communities around the world in 2017.

•
We've raised $13.5 million to support Iowa kids through our sponsorship of the Principal Charity Classic, an annual PGA TOUR Champions event, over 11 years.

•
1,623 employees logged 30,357 volunteer hours in 2017.

•
Our Global Impact trip to India in 2017 enabled eight employees, selected from around the world, to help young people in poverty build skills for future employment.

Sustaining the environment:    We work to lessen our environmental impact by reducing our carbon footprint, using energy and water efficiently, and minimizing waste, while engaging our employees, stakeholders, and supply chain through awareness initiatives. Our specific programs include a food diversion and composting program, LEED certifications, and employee grassroots "Green Team" recycling efforts. Recent sustainability results include:

•
We've reduced our 2010 baseline carbon emissions by nearly 29% since 2011.

18 2018 Proxy Statement

•
We've recycled 90% of the removed materials during a multi-year corporate campus renovation in Des Moines, to date.

•
Our employees' grassroots Green Team kept more than 10,200 pounds of office supplies, electronics and paper out of landfills in 2017.

•
We composted or donated 27,453 lbs. of food from our corporate campus cafes in 2017.

•
3 of our corporate campus buildings are LEED Certified.

•
We've earned a Leadership score on our response to the Carbon Disclosure Project's Climate Change questionnaire each year since and including 2013.

Investing responsibly:    Our asset management affiliate Principal Global Investors integrates ESG investing principles into its approach to portfolio management. With a client-first focus, Principal Global Investors' signatory status to the United Nations-sponsored Principles for Responsible Investment gives us a voice in defining and shaping the ongoing global ESG discussion. We continuously assess the latest ESG developments and seek the most effective way to incorporate best market practices into our investment process. Recent developments and achievements include:

•
Received an A+ from the United Nations Principles for Responsible Investment on its assessment of ESG investment practices in 2017.

•
Robust and evolving training programs for our research analysts to enhance awareness of ESG considerations.

•
Principal Global Fixed Income manages nearly $130 million of assets in renewable energy and green bonds.

•
85% of the office portfolio managed by our real estate management affiliate, Principal Real Estate Investors, is green certified (LEED/Energy Star).

•
Principal Real Estate Investors has racked up 16.4% in energy savings in this portfolio since 2008, avoiding $38 million in energy costs.

•
Principal Real Estate Investors has reduced 107,779 metric tons of GHG emissions in this portfolio since 2008.

•
Principal Real Estate Investors was named a 2017 ENERGY STAR Partner of the Year.

•
Several private funds managed by Principal Real Estate Investors received 4 Star designations from the Global Real Estate Sustainable Benchmark in 2017

Advancing a culture of diversity and inclusion:    We define diversity as 'the mix.' We define inclusion as making the most of the 'the mix.' Our robust Diversity and Inclusion initiative manifests itself in a variety of ways, including nearly a dozen active Employee Resource Groups, inclusion programs, Board of Directors diversity, and recruitment of world-class talent. Highlights of recent results include:

•
Women and minorities comprise more than 50% of our Board of Directors.

•
Ranked No. 6 on Forbes 2018 list of America's Best Employers for Diversity.

•
Earned a perfect score on the Human Rights Campaign Foundation's Corporate Equality Index for third year in a row in 2018.

•
Earned the 2018 Military Friendly Employer designation by Victory Media.

•
Recognized in 2017 with WorldatWork Seal of Distinction for support of employees at work and at home.

•
Named one of the 2017 NAFE Top Companies for Executive Women.

•
Named one of the 2017 Working Mother 100 Best Companies for Women.

Promoting diversity among suppliers:    Just as we value diversity among our employees, we value diversity among our suppliers and partners to help create innovative solutions and build stronger communities. Our Supplier Diversity Program seeks out qualified businesses to help meet current and future business needs. Principal is affiliated with a number of supplier diversity organizations to provide these connections, including: Women's Business Enterprise National Council, National Minority Supplier Development Council, United States Hispanic Chamber of Commerce, U.S. Pan Asian American Chamber of Commerce, National Gay & Lesbian Chamber of Commerce, National Veteran Owned Business Association, U.S. Business Leadership Network Disability Supplier Diversity Program, Financial Services Roundtable for Supplier Diversity.

2018 Proxy Statement 19

Directors' Compensation

Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as Directors. The Company provides competitive compensation to attract and retain high quality non-employee Directors. A substantial proportion of non-employee Director compensation is provided in the form of equity to help align such Directors' interests with the interests of shareholders.

The non employee Director compensation program is reviewed annually. The Nominating and Governance Committee uses the Board's independent compensation consultant for this purpose. During 2017, Compensation Advisory Partners conducted an annual comprehensive review and assessment of Director compensation. The Company targets non employee Director compensation at approximately the median of the peer group used for Executive compensation comparisons ("Peer Group") (see page 30), which aligns with its Executive compensation philosophy. As a result of Compensation Advisory Partners November 2017 review and the Committee's discussion, Director compensation was changed effective November 27, 2017. These changes position Directors at the median of compensation within Principal's Peer Group and further simplifies the Director compensation program by eliminating fees for the non regularly scheduled Board and Committee meetings.

	Effective Since January 1, 2015	Effective November 27, 2017

Annual Cash Retainers(1)

- Board	$95,000	$100,000

- Audit Committee Chair	$20,000	$20,000

- Human Resources Committee Chair	$17,500	$20,000

- Finance Committee Chair	$15,000	$20,000

- Nominating & Governance Committee Chair	$15,000	$20,000

- Other Committee Chairs	$5,000	$10,000

- Lead Director	$25,000	$25,000

Annual Restricted Stock Unit Retainer(2)

- Board	$130,000	$165,000

Meeting Attendance Fees

- Regularly Scheduled Board Meeting	No meeting fees	NA

- Non regularly Scheduled Board Meetings (in person)	$2,500 per day	NA

- Non regularly Scheduled Board Meetings (Telephonic)	$1,000	NA

- Committee Meeting	$1,500	NA

- Telephonic Committee Meeting	$1,000	NA

(1)
Paid in two semiannual payments, in May and November, on a forward looking basis.

(2)
Grants are made at the time of the annual meeting.

20 2018 Proxy Statement

Fees Earned by Non Employee Directors in 2017

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Betsy J. Bernard	$129,000	$130,007	$259,007

Jocelyn Carter-Miller	$135,000	$130,007	$265,007

Michael T. Dan	$135,250	$130,007	$265,257

Dennis H. Ferro	$134,000	$130,007	$264,007

C. Daniel Gelatt Jr.	$119,500	$130,007	$249,507

Sandra L. Helton	$140,500	$130,007	$270,507

Roger C. Hochschild	$121,500	$130,007	$251,507

Scott M. Mills	$120,500	$130,007	$250,507

Diane C. Nordin	$61,240	$73,230	$134,470

Blair C. Pickerell	$119,500	$130,007	$249,507

Elizabeth E. Tallett	$141,500	$130,007	$271,507

(1)
These amounts reflect the grant date fair value of awards made in 2017 determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. These awards do not reflect actual amounts realized or that may be realized by the recipients. While the 2014 Director Stock Plan (which was approved by shareholders) allows some discretion in determining the dollar value of RSUs that may annually be awarded, it imposes a maximum limit of $230,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made.

Non Employee Directors' Deferred Compensation Plan

Non employee Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan has four investment options:

•
Phantom units tied to the Company's Common Stock;

•
The Principal LargeCap S&P 500 Index R5 Fund;

•
The Principal Real Estate Securities R5 Fund; and

•
The Principal Core Plus Bond R5 Fund.

The returns realized on these funds during 2017 were:

Investment Option	1 Year Rate Of Return (12/31/2017)

Principal Financial Group, Inc. Employer Stock Fund	25.18%

Principal LargeCap S&P 500 Index R5 Fund	21.25%

Principal Real Estate Securities R5 Fund	8.85%

Principal Core Plus Bond R5 Fund	4.65%

Restricted Stock Unit Grants

Non employee Directors receive an annual grant of Restricted Stock Units ("RSUs") under the Principal Financial Group, Inc. 2014 Directors Stock Plan. RSUs are granted at the time of the annual meeting, vest at the next annual meeting and are deferred at least until the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. The Nominating and Governance Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board at a time other than at the annual meeting. While the 2014 Director Stock Plan (which was approved by shareholders) allows some discretion in determining the dollar value of RSUs that may annually be awarded, it imposes a maximum limit of $230,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made.

2018 Proxy Statement 21

As of December 31, 2017, each Non employee Director had the following aggregate number of outstanding RSUs, including additional RSUs received as the result of dividend equivalents:

Director Name	Total RSUs Outstanding Fiscal Year End 2017 (Shares)

Betsy J. Bernard	41,943

Jocelyn Carter-Miller	44,044

Michael T. Dan	39,323

Dennis H. Ferro	25,993

C. Daniel Gelatt	47,019

Sandra L. Helton	41,943

Roger C. Hochschild	8,357

Scott M. Mills	4,523

Diane C. Nordin	1,089

Blair C. Pickerell	7,171

Elizabeth E. Tallett	46,500

Other Compensation

Principal Life matches charitable gifts up to $16,000 per non employee Director per year. These matching contributions are available during a Director's term and the following three years. Principal Life receives the charitable contribution tax deductions for the matching gifts.

Directors are reimbursed for travel and other business expenses they incur while performing services for the Company. Directors' spouses/partners may accompany them to the annual Board strategic retreat. At this retreat, Principal pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events. Directors are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. In 2017 the total amount of perquisites provided to non employee Directors was less than $10,000 per director.

Directors' Stock Ownership Guidelines

To encourage Directors to accumulate a meaningful ownership level in the Company, the Board has had a "hold until retirement" stock ownership requirement since 2005. All RSU grants must be held while a Director is on the Board, and may only be converted to Common Stock when the Director's Board service ends. The Board has a guideline that Directors own interests in Common Stock equal to five times the annual Board cash retainer within five years of joining the Board. Directors have been able to achieve this level of ownership through the RSU hold until retirement requirement. Once this guideline is met, Directors do not need to buy additional stock if the guideline is no longer met due to a reduction in stock price, if the Director's ownership level is not reduced because of share sales.

Audit Committee Report

The Audit Committee oversees the Company's financial reporting process. Company management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2017, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by the applicable Public Company Accounting Oversight Board ("PCAOB") standards. These standards require the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices, significant difficulties, if any, encountered in performing the audit, uncorrected misstatements identified during the audit, other than those the auditor believes

22 2018 Proxy Statement

are trivial, if any, any disagreements with management, and any other issues arising from the audit that are significant or relevant to those charged with governance.

The Committee received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission (SEC). The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2018.

The Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Sandra L. Helton, Chair
Betsy J. Bernard
C. Daniel Gelatt
Roger C. Hochschild
Scott Mills
Diane C. Nordin

2018 Proxy Statement 23

Executive Compensation

Compensation Discussion and Analysis (CD&A)

The CD&A describes Principal Financial Group, Inc.'s Executive compensation objectives and philosophy. It also describes our 2017 compensation program and reviews the outcomes, including the Company's financial performance in 2017. Our "Named Executive Officers" in 2017 were—

•
Daniel J. Houston, Chairman, President and Chief Executive Officer.    Mr. Houston has overall responsibility for all businesses of the organization. He previously served as President and Chief Operating Officer, overseeing all global businesses, and the Retirement and Investor Services and U.S. Insurance Solutions segments of the organization.

•
Deanna D. Strable, Executive Vice President and Chief Financial Officer.    Ms. Strable has been with the Company since 1990, and prior to becoming Chief Financial Officer, was Executive Vice President and President of U. S. Insurance Solutions with overall accountability for individual life, nonqualified deferred compensation, individual disability and group benefits.

•
Terrance J. Lillis, Executive Vice President and Chief Financial Officer.    Mr. Lillis was Executive Vice President and Chief Financial Officer from March of 2014 to February 14, 2017 and retired May 1, 2017.

•
Nora M. Everett, President, Retirement and Income Solutions.    Ms. Everett is responsible for U.S. retirement, annuity, broker-dealer and banking businesses. She has been with the Company since 1991 and previously served as Senior Vice President, Retirement and Investor Services and CEO of Principal Funds.

24 2018 Proxy Statement

•
James P. McCaughan, President—Global Asset Management.    Mr. McCaughan heads the Principal Global Investors segment of our operations, overseeing all global asset management activities, including developing global strategies and identifying and analyzing market opportunities.

•
Luis Valdés, President—International Asset Management & Accumulation.    Mr. Valdés is responsible for managing the Company's operations outside of the United States in our international asset management and accumulation segment.

2017 Company Performance Highlights:

2017 was another very good year for Principal with a record $2.3 billion of net income available to Principal Financial Group and a record $1.5 billion of non-GAAP operating earnings(1), an 11% increase from 2016 on a reported basis, reflecting strong growth across our businesses. The Tax Cuts and Jobs Act of 2017 had a net $568 million benefit to net income in 2017, primarily due to the re-measurement of our net deferred tax liability. Net income also benefited from a large gain on a real estate transaction in 2017.

In 2017, we grew assets under management by $77 billion, or 13%, to a record $669 billion at year-end. Investment performance remains very competitive and speaks to our ongoing ability to stand out among active managers.

We deployed $913 million of capital in 2017, or 68% of net income, excluding the net income impacts from U.S. tax reform and the real estate transaction. We take a balanced approach to capital deployment—we returned $733 million of capital to shareholders through common stock dividends and share repurchases in 2017; increased ownership in our investment boutiques; and committed capital to two planned acquisitions: MetLife Afore, MetLife's pension fund management business in Mexico, and Internos, a European real estate investment firm.

2017 was a year of strong growth for Principal, and a year of meaningful progress. Competitive and environmental challenges remain, but we go forward from a position of strength, with outstanding fundamentals and the benefit of broad diversification.

2017 Compensation Highlights

•
In 2017, the Company's shareholders voted to approve the Company's Executive compensation program. Of the votes cast, over 96% supported the Executive compensation program. The Company considered the shareholders' approval of the compensation program to be approval of the Company's compensation philosophy, which has not changed since that vote.

•
Based on our 2017 annual performance achievements, many of which are outlined above, 2017 Annual incentive payouts for Named Executive Officers averaged 107% of target.

(1)
This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix B.

2018 Proxy Statement 25

•
Based on the Company's three-year average return on equity ("ROE")(2) and three-year average book value per share(3) performance, the 2015-2017 PSUs vested on December 31, 2017 and 100% of the target number of shares were paid out in February 2018, according to the established performance scale, and approval by the Human Resources Committee.

Compensation Program Philosophy and Policies

Compensation Philosophy—our compensation programs are designed to:

•
Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company's long term success;

•
Reinforce the Company's pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long term financial and strategic objectives;

•
Have a greater percentage of compensation to be at risk for Executives who bear higher levels of responsibility for the Company's performance;

•
Align the interests of Executives and other stakeholders, including shareholders, customers and employees, by having a significant portion of the Executives' compensation in stock and requiring Executives to hold stock; and

•
Support important corporate governance principles and established best practices.

(2)
Return on equity ("ROE") is defined as (i) income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized/unrealized capital gains (losses) and preferred stock dividends declared during such calendar year divided by (ii) the average equity excluding other comprehensive income available to common stockholders.

(3)
Book value per share is defined as total ending common equity excluding other comprehensive income divided by number of common shares outstanding end of year.

26 2018 Proxy Statement

Compensation Policies—Principal's Executive compensation program incorporates the following best practices:

Independent Consultant	The Human Resources Committee's independent compensation consultant is selected and retained by the Committee to advise on Executive and Director compensation and does no other work for the Company. The independent compensation consultant to the Human Resources Committee was FW Cook until September of 2017. As part of its normal practice, the Committee periodically considers whether to change consultants. A search for a new consultant was conducted in 2017, and Compensation Advisory Partners was selected.

Risk Review	The Human Resources Committee annually reviews an analysis of the Company's incentive compensation plans to ensure they are designed to create and maintain shareholder value, provide rewards based on the long term performance of the Company and do not encourage excessive risk.

Emphasis on Variable Compensation:	Most of our Executive compensation is variable and linked to meeting our short term and long term financial and strategic goals and to the performance of the Company's stock over time. Ninety percent of our CEO's 2017 target compensation and an average of 80% of our other Named Executive Officer's target total compensation are variable and tied to Company performance.

Executive Ownership	Executives receive a significant portion of their compensation in stock as noted in the chart on page 32, and are required to own a meaningful amount of stock in the Company, both of which contribute to strong alignment of management and shareholder interests.

Prohibition on Hedging	Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Clawback Policy	Principal has a claw back policy to recover incentive compensation paid to Executives if the compensation was based on achieving financial results that were subsequently restated, if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement, and if the amount of the Executive's incentive compensation would have been lower had the financial results been properly reported.

Market Severance Protection	Our change of control agreements with Executives provide market based severance protection and do not provide excise tax gross ups.

Limited Perquisites	We do not provide perquisites to Executives that are not offered to all employees, except one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees.

No Repricing	We have not repriced underwater stock options and we will not do so without shareholder approval.

Tax and Accounting Efficiency	Our programs are designed, to the extent possible, to be financially efficient from tax, accounting, cash flow and share dilution perspectives.

No Gross Ups	Executives do not receive any income tax gross ups.

2018 Proxy Statement 27

Summary of Compensation Elements:

Compensation Component	Objective	Description and 2017 Highlights

Base Salary	Provides fixed income based on the size, scope and complexity of the Executive's role, Executive's historical performance and relative position compared to market pay information	Base salaries are generally targeted at market median, but may vary from median based on the Executive's performance, work experience, role and the difficulty of replacing the Executive.
In 2017, the Committee increased Executives' base salaries, as detailed on page 32.

Annual Incentive Compensation	Motivates and rewards annual corporate performance as well as the Executive's contribution to achieving our annual objectives.	A range of earnings opportunity, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and maximum), is established for each Executive. Actual bonuses depend on achievement relative to the key financial measures, corporate and divisional goals, as outlined on pages 32-36.
Based on the Committee's assessment of performance, actual bonuses for 2017 averaged 107% of target as detailed on page 36.

Long Term Incentive Compensation	Motivates and rewards long term corporate performance as well as the Executive's contribution to achieving our long term objectives. Reinforces the link between the interests of the Executives and shareholders. Encourages retention.	Each year, the Committee establishes the long term award opportunity for each Named Executive Officer. One half of the award is granted in stock options and the other half in PSUs. Using equal amounts of PSUs and options creates a balance between achieving operating performance objectives and increases in shareholder value.
The PSUs vest based on continued service (except for retirees, when they vest over time) and meeting financial objectives over a three year period (with each three year period treated as a "Performance Cycle"). The PSUs granted in 2016 for the 2016-2018 and in 2017 for the 2017-2019 Performance Cycles will vest based on performance scales for three-year average Pre-Tax Return on Net Revenue, each weighted 50% over the performance period. Payout on the ROE metric is modified based on three year Book Value per Share versus certain threshold goals. Details of the program are outlined on pages 36-38.

The PSUs granted in 2015 for the 2015-2017 Performance Cycle were based on three-year average ROE and three-year average Book Value per Share, each weighted 50%. For the 2015-2017 Performance Cycle, the awards vested and paid out at 100% of the target number of PSUs based on our ROE performance of 14.3% and Book Value per Share of $38.92.

28 2018 Proxy Statement

Compensation Component	Objective	Description and 2017 Highlights

Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as the Company's other U.S. based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan and pension plan. Executives also participate in non qualified retirement plans (defined benefit and defined contribution). Mr. McCaughan does not participate in the pension or non qualified retirement plans.

Perquisites	Modest additional benefits to help attract and retain Executive talent and enable Executives to focus on Company business with minimal disruption.	Executives are eligible for one physical examination per year, business spousal travel and gifts of nominal value given to all sales conference attendees.

Termination Benefits	Provides temporary income following an Executive's involuntary termination of employment, and, in the case of a change of control; helps ensure the continuity of management through the transition.	Refer to pages 38-39 for a discussion of our change of control and separation benefits. These benefits do not include excise tax gross ups.

How We Make Compensation Decisions

Human Resources Committee Involvement

The Human Resources Committee

•
Oversees the development and administration of the Company's compensation and benefits policies and programs;

•
Evaluates CEO performance results;

•
Makes the compensation decisions for the CEO;

•
Approves the compensation program and compensation for Executives;

•
Tenure in role;

•
Reviews and approves corporate incentive goals and objectives relevant to compensation;

•
Evaluates the competitiveness of each Executive's total compensation; and

•
Approves changes to the Executive's total compensation package.

Compensation Advisory Partners advises the Committee on the Executive compensation program and also advises the Nominating and Governance Committee on compensation for non employee Directors (see pages 20-22). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and Nasdaq Listing Standards and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest.

No member of management, including the CEO, has a role in determining his or her own compensation; and the CEO is not present when the Committee discusses his compensation. The Committee consults with the independent Directors regarding the CEO's performance and then determines the compensation earned by the CEO for the current year and the CEO's compensation opportunity for the following year.

2018 Proxy Statement 29

Each year the CEO, with input from the Human Resources Department and the compensation consultant, recommends the amount of base salary increase (if any), annual incentive award and long term incentive award for Executives other than himself. These recommendations are based on the Executive's performance, performance of the business areas for which the Executive is responsible (if applicable) and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for Executives.

The role of the Independent Compensation Consultant & Interaction with Management

The Human Resources Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.

The compensation consultant usually conducts a comprehensive review of the Company's Executive compensation program every other year. In the years in which the compensation consultant does not conduct a compensation study, the Committee makes compensation decisions, in part, on survey data provided by the Human Resources Department and input provided by the compensation consultant. Because the Committee hired a new compensation consultant in 2017, the Executive Compensation program is being reviewed in 2018. The comprehensive study of Executive Compensation conducted by the Committee's compensation consultant reviews all aspects of the design and structure of the Company's total Executive compensation program, and includes:

•
Interviews with Executives and Directors to discuss business strategy and the implications for human resources and compensation policy;

•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies (see below);

•
An analysis to ensure that total share dilution and the economic costs of long term incentives are reasonable and affordable for the Company; and

•
A review of Executive compensation plans against potential risks. FW Cook conducted a review of the Company's Executive compensation plans in 2017, and determined that the Company's Executive compensation programs are well designed, support the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

The compensation consultant:

•
Attended three meetings of the Committee in 2017, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

The Committee reviews the Peer Group of companies it uses to compare Executive compensation as part of the compensation consultant's biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies, taking into account the Company's and the competitors' strategy, mix of business and size, as measured primarily by annual revenues, market capitalization and total assets. These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Principal targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. The companies in the Peer Group for decisions on 2017 target compensation opportunities were:

• Affiliated Managers Group	• Invesco	• MetLife
• Ameriprise Financial	• Legg Mason	• Prudential Financial
• Eaton Vance	• Lincoln National	• Sun Life Financial
• Franklin Resources	• ManuLife	• T. Rowe Price
• Voya Financial

30 2018 Proxy Statement

The Committee also uses annual data from third party industry surveys for its compensation decisions.(4) Every two to three years, the Company's non cash benefit programs are compared with those of more than 100 diversified financial services companies. This is a larger group than the Peer Group because the information is used for our broad based employee benefit programs. Benefit programs are also compared against those of local employers in Des Moines, Iowa as the Company has a significant employee population there.

Each year, the Committee reviews the total compensation paid to the Executives by reviewing tally sheets, which include base salaries, annual and long term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.

The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee, and it is also used in making compensation and compensation plan design decisions.

2017 Executive Compensation Decisions

The Committee made compensation decisions for the Named Executive Officers based on:

•
The Company's strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix A for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Economic conditions;

•
The CEO's compensation recommendations for other Executives;

•
Advice of the Committee's consultant; and

•
How the elements of compensation contribute to and interrelate to total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. For taxable years though 2017, the Committee has tried to maximize the tax deductibility to Principal of compensation under available exceptions to the application of Section 162(m) of the Internal Revenue Code ("Tax Code"), while simultaneously providing competitive compensation that enhanced our business objectives. This Tax Code section limits Principal from deducting annual compensation exceeding $1 million for our CEO and other persons who either are or beginning in 2018, were required to be named in our public company disclosure for any year after 2016 ("Covered Employees"). For taxable years prior to 2018, there was an exception to this 162(m) limitation for performance based compensation meeting certain criteria, but this exception has generally been repealed for taxable years after 2017 (subject to certain limited grandfathering of compensation payable pursuant to binding written agreements outstanding on November 2, 2017). The Committee will consider the impact of this change in the applicable federal income tax laws as it makes and implements decisions regarding compensation that will be payable after 2017. Tax deductibility affects the net cost of the compensation payable by Principal to Covered Employees, and is one factor to be considered in designing competitive and effective compensation programs. Other factors, such as the need to provide our senior executives compensation that is competitive with that payable in the marketplace, that retains their services and that provides appropriate incentives to achieve our business plans and objectives, may cause the Committee to continue to provide compensation opportunities that are generally consistent with those previously provided, despite the probability that at least some of the compensation payable to some or all of the Covered Employees will not be tax deductible after 2017.

For 2017, Messrs. Houston, McCaughan and Valdés and Ms. Everett were Covered Employees. The chart below shows the 2017 target total compensation for our Named Executive Officers as well as the proportion of their

(4)
The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database and the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Appendix A.

2018 Proxy Statement 31

compensation tied to Company performance. Most compensation paid to our Named Executive Officers is variable and at risk as reflected in the chart below.

(1)
Lillis' data is based on annualized base salary.

Base Salary

When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's performance and work experience, the importance of the position to the Company and how difficult it would be to replace the Executive. The table below provides the historical base salaries(1) of the Named Executive Officers.

Named Executive Officer	2015	2016	2017	Percent Increase 2016 to 2017

Houston	$775,000	$800,000	$900,000	12.5%

Strable		$535,000	$562,000	5.0%

Everett			$529,500	12.5%

Lillis	$551,000	$567,500	$567,500	0%

McCaughan	$653,000	$666,000	$679,500	2.0%

Valdés	$580,000	$591,500	$603,500	2.0%

(1)
Salaries displayed in the table are as of December 31 of the year noted, except for Mr. Lillis, whose salary is as of May 1, 2017, the date of his retirement. This information differs from salary information in the Summary Compensation Table as the table includes salary earned and paid in the year noted. Changes in base salary are effective in March of each year.

Annual Incentive Compensation

The Named Executive Officers may earn annual cash bonuses under the Principal Financial Group, Inc. Annual Incentive Plan. This plan was approved by shareholders in 2004, and, as adopted was designed to comply with the performance based exception to Section162(m) of the Tax Code, such that these incentives payable to Named Executive Officers could be tax deductible to the Company. As noted above, the performance-based exception to Section 162(m) has been repealed with respect to taxable years starting in 2018. Accordingly, incentives paid under

32 2018 Proxy Statement

the Annual Incentive Plan will not be deductible to the extent paid to Covered Employees subject to the limitations contained in Section 162(m) whose aggregate compensation, inclusive of such incentives, exceed $1 million.

The maximum aggregate bonus amount available under the Annual Incentive Plan for any calendar year for the Named Executive Officers is 2% of annual operating income for that year ("Bonus Pool"). For 2017, the maximum bonuses were:

Named Executive Officer	Maximum Award as Percentage of the Annual Incentive Pool	Maximum Potential Award Payment

CEO (Houston)	35%	$12.1 million

Second highest Paid Covered Employee (McCaughan)	25%	$8.6 million

Third highest Paid Covered Employee (Valdés)	20%	$6.9 million

Fourth highest Paid Covered Employee (Everett)	10%	$3.5 million

CFO (Strable)	10%	$3.5 million

The Committee sets the target and maximum annual incentive awards for each Named Executive Officer. The Committee may use its negative discretion to reduce the awards actually payable. After this reduction, maximum annual incentive opportunities are generally 200% of the target annual incentive opportunity. The Committee approved the following target awards for Named Executive Officers in each of the past three years:

Annual Incentive Targets (as a percentage of base salary)

Named Executive Officer	2015	2016	2017

Houston	350%	350%	350%

Strable		100%	150%

Everett			100%

Lillis	100%	100%	100%(1)

McCaughan	300%	300%	400%

Valdés	75%	75%	100%

(1)
Mr. Lillis did not participate in the Annual Incentive Plan in 2017 due to his retirement, which was announced February 23, 2016. His annual incentive award was provided under the PrinPay Plan, a broad-based annual incentive compensation plan for employees. Retirees are eligible to receive an award for the calendar year in which they retire. The award is calculated based on eligible earnings during the plan year. The PrinPay Plan links annual incentive pay to individual employee results and overall company performance and profitability. Annual financial and non-financial goals for company performance and individual performance are set. After establishing the company score, an employee's individual goal performance is used to determine the individual score an employee receives. The corporate component emphasizes the importance of overall corporate results and includes non-GAAP operating earnings and a variety of other financial and non-financial metrics. The Human Resources Committee may also consider factors that could not have been anticipated when corporate goals were established and adjust the score up or down. Mr. Lillis' award was determined by multiplying the corporate score of 106% by Mr. Lillis' individual performance score of 100%. That number (106%) was then multiplied by the base salary of $198,624 Mr. Lillis received prior to his retirement on May 1, 2017, resulting in an annual incentive award of $210,543.

In establishing the target award opportunity for Messrs. Houston, Lillis, McCaughan, and Valdés and Mses. Strable and Everett, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above. The target award opportunity for Mr. McCaughan has increased consistent with market practice for award opportunities for senior executives in asset management, which are higher than target annual incentive opportunities in other industries.

Performance Goal Setting and Measurement Process

September:    The Board meets to review the Company's long term strategy.

November:    The CEO, CFO and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business

2018 Proxy Statement 33

opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals.

February:    The Human Resources Committee reviews and approves the final goals for the Company, the CEO and the other Executives with input from the Finance Committee and Board based on prior year end financial results. All employees develop individual performance goals with their leaders that support the Company's goals.

The Committee reviewed 2017 performance on key financial measures and corporate and divisional goals to determine the 2017 annual bonus for the Named Executive Officers. The Committee does not use any particular weighting for these goals; these measures are used as guideposts when the Committee exercises its discretion in its subjective evaluation of these factors. In determining corporate performance for 2017, the Committee reviewed Company achievements on these key financial goals:

34 2018 Proxy Statement

Goal		2017 Assessment

1.	Achieve appropriate Non-GAAP Operating Earnings and earnings per share.	For 2017, the target for Non-GAAP Operating Earnings was $1,490M and the target for Non-GAAP Operating Earnings per diluted share was $5.11. 2017 Non-GAAP Operating Earnings(2) were $1,479M and Non-GAAP Operating Earnings per share(2) was $5.04.
In addition, Messrs. McCaughan and Valdés and Ms. Everett had Operating Earnings(1) goals as follows:

				Operating Earnings Goal(1)	Operating Earnings Result(1)

			Principal Global Investors	$465M	$469.7M

			Principal International	$356M	$330M

			Retirement and Income Solutions	$859M	$899.8M

			U.S. Insurance Solutions	$427.2M	$384.7M

2.	Capital—Ensure sufficient capital and liquidity to maintain strong financial strength ratings relative to peers and to be able to execute upon our strategy.	All capital and liquidity measures are within target ranges.

3.	Investments—Take actions to invest in optimal assets on a risk-adjusted basis. Acquire assets during the year in alignment with the Tactical Asset Allocation.	a) b)	Achieved a 19 basis point spread on acquired assets, above the target range. 2017 bond and commercial mortgage loan credit losses were $76.5M, within the target range.

4.	Minimize credit loss.	Assets acquired during the year aligned with the Company's Tactical Asset Allocation. The current portfolio was managed to appropriately reflect losses and impairments based on the target blended overall range of 6-9 basis points after-tax. Performance relative to the credit loss goal was within the desired original range and was mitigated by very strong performance in commercial mortgage losses; the result continues below long-run pricing assumptions, as appropriate for this time in the credit cycle; and the Company's investment portfolio was managed against headwinds from the commodity sensitive sectors that resulted in modest losses on par with, if not better than, our peers.

5.	Total Company Revenue/Net Revenue	Mr. Houston and Ms. Strable had goals for total company revenue and net revenue. The Company had total revenue(2) of $13,703M against a goal of $13,075M and net revenue(2) of $5,717M relative to a goal of $5,680M. In addition, Mr. Valdés and Ms. Everett had Net Revenue goals specific to the business units they oversee and Mr. McCaughan had an Operating Revenue less Pass-Through Commissions goal for Principal Global Investors:

			Named Executive Officer	Net Revenue Goal	Net Revenue Result

			Valdés—Principal International	$757.9M	$760.1M

			Everett—Retirement Income Solutions	$2,104.8M	$2,138.7M

			Named Executive Officer	Operating Revenue less Pass-Through Commission Goal	Operating Revenue less Pass-Through Commission Result

			McCaughan—Principal Global Investors	$1,261.8M	$1,284.8M

6.	Risk Management.	The Company's risk management program remains effective and integrated, and our risk culture is sound. For example, we retained our "strong" ERM rating with Sandard & Poors.

(1)
All pretax Operating Earnings.

(2)
This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix B.

2018 Proxy Statement 35

Final Annual Incentive Pay Award Determination

The following table shows the annual incentive award for each of the Named Executive Officers whose annual incentive opportunities are determined under the Annual Incentive Plan. The column "Reduction from Maximum Award" shows the amount by which the Committee reduced the maximum bonuses to determine the awards paid.

Name	2017 Salary	2017 Target	Final Award	% of Target	Reduction From Maximum Award

Houston	$900,000	350%	$3,339,000	106%	$8,761,000

Strable	$562,000	150%	$938,000	111%	$2,562,000

Everett	$529,500	100%	$561,000	106%	$2,939,000

McCaughan	$679,500	400%	$2,881,000	106%	$5,719,000

Valdés	$603,500	100%	$640,000	106%	$6,260,000

Executives may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non Equity Incentive Compensation column of the Summary Compensation Table, on pages 41-43. As noted on page 33, Mr. Lillis received an annual incentive award of $210,543 under the PrinPay Plan.

Long term Incentive Compensation

The long term incentive compensation program is designed to align the interests of Executives and shareholders. The compensation the Executives receive reflects the degree to which multiyear financial objectives are achieved and shareholder value is increased. The long term focus of the compensation programs supports the Company's businesses, for which long term performance is critical, such as retirement products, life insurance and asset management. The long term incentive compensation program also encourages collaboration among Executives in pursuing corporate wide goals.

The Committee establishes a target long term incentive award opportunity for each Named Executive Officer, stated as a percentage of each Named Executive Officer's base salary, based on Peer Group and survey data, and on the advice of its independent compensation consultant. The Committee uses the following factors to adjust the target award and determine the actual award to be granted to each Named Executive Officer ("Award Granted"):

•
Current competitive market data;
•
The Named Executive Officer's past performance;
•
The Named Executive Officer's current compensation;
•
Retention concerns;
•
Tenure in role;
•
The importance of the Named Executive Officer to the Company over the long term;
•
The potential impact the Named Executive Officer could have on the Company's results; and
•
The Executive's performance relative to the Named Executive Officer's peers within the Company.

The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to the Company's performance and changes in share price that occur after the grant.

2017 Long Term Incentive Target & Grant (as % of base salary)

Named Executive Officer	Target %	Award Granted

Houston	600%	550%

Strable	275%	275%

Lillis	275%	275%

Everett	225%	250%

McCaughan	350%	350%

Valdés	225%	250%

36 2018 Proxy Statement

The long term incentive targets were established by the Committee to be market competitive with award opportunities for comparable positions in Peer Group companies. Mr. Houston's award opportunity is greater than those of the other Named Executive Officers because he is CEO and has overall responsibility for the Company.

Executives' long term compensation is provided as non-qualified stock options and PSUs, which each represent 50% of the total grant date fair value. PSUs entitle the Executive to earn shares of Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time.

Stock options have a ten year term and an exercise price equal to the closing price on the date of grant. Stock options vest in three equal annual installments starting on the first anniversary of the grant date.

PSUs vest based on continued service and achieving financial objectives over a three year period (with each three year period treated as a "Performance Cycle"). Executives may defer the receipt of PSUs.

For the 2017 PSUs, the performance threshold is met if either of the following goals is met:

•
Three year average operating ROE(6) of 7.5%; or
•
$2 billion cumulative pretax operating income ("OI")(7)

If either the ROE or OI objective is met or exceeded, the number of units earned is determined using two performance measures, each weighted 50%, to determine the percentage of target PSUs actually earned.

•
Average operating ROE: this measure was selected because it reflects the efficient use of Company capital in generating profits.

  Book Value per Share(8) threshold tied to ROE performance measure:

    If the average Book Value per Share is between $35.85 and $40.80, the ROE performance score will be reduced by 50%.

    If the average Book Value per Share is below $35.85, the ROE performance score will be reduced to 0%.

•
Average Pre-tax Return on Net Revenue(9) was selected as a measure because it is common among asset management peers and reflects the efficient use of Company expenditures in generating profits.

2017-2019 PSU Performance Scale

Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)

Payout (% of Target)(1)	50%	100%	150%

Average ROE	7.2%	14.5%	18.8%

Average Pre-tax RONR	28.4%	33.4%	38.4%

If neither the ROE nor the OI threshold performance objective is met, no PSUs will be earned or paid out.

(1)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

Timing of Stock Option Awards and Other Equity Incentives

Annual grants of stock options and PSUs for Principal Executives are determined by the Committee at its February meeting which occurs following the release of the prior year's results. The Committee formalized its long standing practices by adopting a policy in 2006 regarding granting stock options and other equity awards. Under this policy,

(6)
Operating return on equity (ROE) is defined as Non GAAP Operating Earnings divided by common equity excluding accumulated other comprehensive income, other than foreign currency translation adjustment.

(7)
Pre tax operating income is defined as income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized/unrealized capital gains (losses), less preferred stock dividends declared, less net income attributable to noncontrolling interest.

(8)
Book value per share is defined as total ending common equity excluding other comprehensive income divided by the number of common shares outstanding end of year.

(9)
Pre tax return on net revenue is defined as pre tax Non GAAP Operating Earnings is divided by net revenue. Net revenue is defined as total operating revenue less benefits, claims, and settlement expenses less dividends to policyholders.

2018 Proxy Statement 37

the grant date for all stock options and other stock based awards shall never be earlier than the date of approval, and shall be:

•
For all annual awards to Executives, the date of approval by the Committee;
•
For new employees and promotions, the later of the date of approval or the employee's hire/promotion date;
•
In the event of an award connected with an established stock program for non Executives, the later of the date of approval or the grant date established by the stock program; and
•
For any other awards, the date of approval.

Authority of the CEO to Grant Equity Awards:

Under the 2014 Stock Incentive Plan, the Committee has delegated authority to the CEO to make equity awards to sales agents and non Executive employees for new hires, promotions, retention and recognizing superior performance. The Committee receives a report on these grants at the next regular Committee meeting. The total awards granted by the CEO may not exceed 250,000 shares per year.

Benefits

The Named Executive Officers participate in Principal Life's broad based employee benefits program, including:

•
A qualified pension plan (except Mr. McCaughan(10));
•
A 401(k) plan;
•
Group health, dental, vision and disability coverage and life insurance;
•
A discounted employee stock purchase plan;
•
Paid time off; and
•
Flexible spending account plans.

Principal Life also offers all Named Executive Officers (except Mr. McCaughan) a nonqualified defined contribution plan ("Excess Plan") and a defined benefit nonqualified retirement plan ("NQDB"). These benefits are offered to attract and retain talent and provide long term financial security to employees. The NQDB helps the Company attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 47-49 provides additional information about the NQDB and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non Qualified Deferred Compensation Table on pages 51-52 provides additional information about the Excess Plan.

The value of the retirement and savings plans for NonGrandfathered Participants (see page 48) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 47) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees.

All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

The Committee believes it is in the best interests of Principal and its shareholders to:

•
Assure that Principal will have the continued service of its Executives;
•
Reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;
•
Encourage the Executives' full attention and dedication to Principal; and
•
Provide the Executives with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

(10)
Mr. McCaughan has not participated in the qualified pension plan, NQDB Plan or Excess Plan since January 1, 2010, due to a compensation and benefit review of asset management companies that showed that these are not common benefits for executives in that industry. This change also applied to other investment professionals.

38 2018 Proxy Statement

For these reasons, Principal has entered into Change of Control Employment Agreements with each of the Executives. These agreements would help the Executives more fairly evaluate a potential acquisition of Principal, particularly when the acquisition would result in termination of the Executive's employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives' compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a double trigger), except that the then current value of the Executive's Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 53-55 for details.

The Company has a severance plan to provide benefits to employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when Principal requests additional covenants from the Executives.

Stock Ownership Guidelines

Executives are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and with the long term performance of Principal. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, the Executive is required to meet the next level of stock ownership.

Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs or earn out of performance shares. The percentage of net profit shares that must be retained until the multiple of salary guidelines are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary

Chairman (Houston)	75%	5 times

Division Presidents & Executive Vice Presidents (Everett, Lillis, McCaughan, Strable & Valdés)	50%	3 times

All Named Executive Officers comply with these guidelines.

Claw Back Policy

The Committee has also adopted a compensation recovery policy that applies to Executives. Principal can recover incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

Trading Policy

Principal prohibits Directors and employees, including Executives, from:

•
Purchasing Principal securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Principal securities), except for the exercise of employee stock options.
•
Short sales;
•
Trading in put or call options; and
•
Purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

2018 Proxy Statement 39

Succession Planning

The Human Resources Committee, the CEO and the head of Human Resources have an ongoing focus on executive development and succession planning to prepare Principal for future success. In addition to preparing for CEO succession, the succession planning process includes all key executive positions. A comprehensive review of executive talent, including assessments by an independent consulting firm, has determined participants' readiness to take on additional leadership roles and identified the developmental and coaching opportunities needed to prepare them for greater responsibilities. The CEO makes a formal succession planning presentation to the Board of Directors annually. CEO succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually.

Human Resources Committee Report

The Human Resources Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Dan, Chair
C. Daniel Gelatt
Roger C. Hochschild
Scott M. Mills
Diane C. Nordin
Elizabeth E. Tallett

Risk Assessment of Employee Incentive Plans

The Human Resources Compensation Department and the chief risk officers in the business units conducted a review and analysis of the Company's employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company, and reviewed their processes and conclusions with the Chief Risk Officer. The following factors, among others, were assessed:

•
Plan design;

•
Performance metrics and quality of goal setting;

•
Administrative procedures, including governance practices and plan compliance;

•
Plan compliance, communications and disclosures;

•
Potential risks created by the plans;

•
Risk control factors and their effectiveness; and

•
Inherent and residual risk ratings.

Some key factors that mitigate risks of the Company's incentive plans are the Company's stock ownership guidelines for Executives, the compensation recovery policy and the Human Resources Committee's ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation. Employees are prohibited from purchasing the Company's securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities.

A summary of the assessment process and conclusions was reviewed with the Human Resources Committee. Based on this analysis, the Company has determined that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on Principal.

40 2018 Proxy Statement

Summary Compensation Table

The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2015, 2016 and 2017.

Name	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non Equity Incentive Compensation(4)	Change in Pension Value and Non Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total(7)

Houston	2017	$880,769	$0	$2,474,976	$2,475,016	$3,339,000	$2,552,608	$236,367	$11,958,736
	2016	$795,192	$0	$2,000,017	$1,999,983	$2,744,000	$1,269,557	$161,959	$8,970,708
	2015	$735,577	$0	$1,434,366	$1,434,390	$1,482,000	$0	$118,193	$5,204,526

Strable	2017	$556,808	$0	$772,759	$772,772	$938,000	$689,264	$62,971	$3,792,574
	2016	$488,846	$0	$606,266	$606,236	$446,000	$337,492	$50,084	$2,534,924

Everett	2017	$518,154	$0	$661,890	$661,851	$561,000	$614,109	$54,613	$3,071,617

Lillis	2017	$198,625	$0	$257,524	$257,514	$210,543	$229,192	$23,478	$1,176,876
	2016	$564,327	$0	$851,255	$851,261	$584,000	$693,185	$41,340	$3,585,368
	2015	$567,346	$0	$826,516	$826,496	$440,000	$0	$51,482	$2,711,840

McCaughan	2017	$676,904	$0	$1,189,116	$1,189,128	$2,881,000	$84,047	$13,682	$6,033,877
	2016	$663,500	$0	$1,082,263	$1,082,253	$1,958,000	$73,538	$13,500	$4,873,054
	2015	$673,731	$0	$1,061,145	$1,061,134	$1,563,000	$46,816	$13,702	$4,419,528

Valdés	2017	$601,192	$0	$754,364	$754,400	$640,000	$148,847	$76,994	$2,975,797
	2016	$589,288	$0	$739,376	$739,396	$413,000	$112,356	$74,761	$2,668,177
	2015	$598,385	$0	$724,984	$724,959	$329,000	$113,838	$68,003	$2,559,169

(1)
Includes 2017 salary deferred into the qualified 401(k) Plan and the Excess Plan, as shown below (information on deferrals for 2016 was included in last year's proxy statement):

Named Executive Officer	401(k) Employee Contribution	Excess Plan Employee Contributions	Total Employee Contributions

Houston	$17,808	$70,462	$88,270

Strable	$18,000	$55,681	$73,681

Everett	$12,738	$41,452	$54,190

Lillis	$15,913	$11,918	$27,831

McCaughan	$18,000	$0	$18,000

Valdés	$23,606	$29,759	$53,365

(2)
Amounts represent the aggregate grant date fair value amounts for awards and options granted in the year noted. The assumptions for the valuation of stock option awards under the ASC Topic 718 for awards included in the Summary Compensation Table are as follows:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk Free Interest Rate

February 23, 2015	$51.33	52.21%	6.5 years	2.805%	1.80%

February 22, 2016	$37.38	31.67%	6.5 years	4.066%	1.47%

February 27, 2017	$62.78	27.65%	7.0 years	2.867%	2.18%

The grant date fair value per share of each RSU or PSU granted on the same date as an option listed in the above table was equal to the exercise price reported for options granted on such date.

(3)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2015, 2016, and 2017 PSUs is 150% of the target number of PSUs. If the

2018 Proxy Statement 41

  PSUs granted in 2017 are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Named Executive Officer	Amount by Which Aggregate Grant Date Values Reported Would be Increased

Houston	$1,237,488

Strable	$386,380

Everett	$330,945

Lillis	$390,146

McCaughan	$594,558

Valdés	$377,182

(4)
The amounts shown represent annual incentive compensation awards earned in 2017 and paid in 2018 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay

Houston	$272,274

Strable	$234,500

Everett	$55,734

Lillis	$0

McCaughan	$0

Valdés	$51,425

(5)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and nonqualified pension plans are disclosed on page 49. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

  In past proxy statements, the same actuarial assumptions have been used regardless of whether a Named Executive Officer with a benefit under the traditional pension formula has elected to receive their NQDB plan distribution in the form of an annuity or as a lump sum payment. Because a different discount rate is used for determining lump sum payments, the company has changed the assumptions used to value the NQDB reflected in the Summary Compensation Table to reflect the Named Executive Officer's elected form of distribution. This is a better reflection of the value of the benefit that will ultimately be paid to the Named Executive Officer.

(6)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites & Other Personal Benefits(a)	Principal Life Contributions to Defined Contribution Plans(b)	Total

Houston	$18,881	$217,486	$236,367

Strable	$2,803	$60,168	$62,971

Everett	$3,607	$51,006	$54,613

Lillis	$0	$23,478	$23,478

McCaughan	$182	$13,500	$13,682

Valdés	$16,407	$60,587	$76,994

(a)
Represents the incremental aggregate cost to Principal for all perquisites provided during the year. Amounts include the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees.

42 2018 Proxy Statement

(b)
The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's contributions in the NonQualified Deferred Compensation table on page 50.

Named Executive Officer	401(k) Matching Contribution Made by Principal Life	Excess Plan Matching Contribution Made by Principal Life	Total

Houston	$13,500	$203,986	$217,486

Strable	$13,500	$46,668	$60,168

Everett	$13,500	$37,506	$51,006

Lillis	$6,817	$16,661	$23,478

McCaughan	$13,500	$0	$13,500

Valdés	$13,500	$47,087	$60,587

(7)
Sum of the total dollar value of the other columns in this table.

Grants of Plan Based Awards for Fiscal Year End December 31, 2017

	Grant	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Other Stock	Other Option	Exercise	Fair

Name	Date	Threshold	Target	Maximum(1)	Threshold	Target	Maximum	Awards	Awards(3)	Price(4)	Value(5)

Houston		N/A	$3,150,000	$12,100,000
	02/27/2017				9,856	39,423	59,135			$62.78	$2,474,976
	02/27/2017								161,660	$15.31	$2,475,015

Strable		N/A	$843,000	$3,500,000
	02/27/2017				3,077	12,309	18,464			$62.78	$772,759
	02/27/2017								50,475	$15.31	$772,772

Everett		N/A	$529,500	$3,500,000
	02/27/2017				2,636	10,543	15,815			$62.78	$661,890
	02/27/2017								43,230	$15.31	$661,851

McCaughan		N/A	$2,718,000	$8,600,000
	02/27/2017				4,735	18,941	28,412			$62.78	$1,189,116
	02/27/2017								77,670	$15.31	$1,189,128

Valdés		N/A	$603,500	$6,900,000
	02/27/2017				3,004	12,016	18,024			$62.78	$754,364
	02/27/2017								49,275	$15.31	$754,400

(1)
The maximum award shown is the maximum aggregate award payable under the Annual Incentive Pay Plan for the Named Executive Officers, based on the Bonus Pool. In determining the actual annual incentive award payable, the Human Resources Committee exercises negative discretion to reduce the amount payable from the maximum award determined under the Annual Incentive Pay Plan as described on pages 32-36.

(2)
These columns reflect PSUs granted on February 27, 2017. These PSUs will vest, if at all, according to the 2017-2019 PSU performance scale outlined on page 37. The maximum payout for the 2017 PSUs is 150% of the target number of PSUs.

(3)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the grant date fair value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model.

(4)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.

2018 Proxy Statement 43

Outstanding Equity Awards at Fiscal Year End December 31, 2017

					Stock Awards
								Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units, or Other Rights that have not vested(4)
	Option Awards						Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested(3)
						Market Value of Shares or Units of Stock that Have Not Vested
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)

Houston	89,750	0	$30.70	02/25/2023
	59,060	0	$44.88	02/24/2024
	46,806	23,404	$51.33	02/23/2025			30,684	$1,963,162
	74,821	149,644	$37.38	02/22/2026			53,505	$3,775,313
	0	161,660	$62.78	02/27/2027			39,423	$2,781,687

Strable
	22,680	45,360	$37.38	02/26/2026			16,219	$1,144,413
	0	50,475	$62.78	02/27/2027			12,309	$868,523

Everett	0	43,230	$62.78	02/27/2027			10,543	$743,917

Lillis	62,760	0	$30.70	02/25/2023
	42,085	0	$44.88	02/24/2024
	40,455	0	$51.33	02/23/2025			17,681	$1,131,230
	31,847	63,693	$37.38	02/26/2026			22,773	$1,606,863
	16,820	0	$62.78	02/27/2027			4,102	$289,437
McCaughan	83,630	0	$30.70	02/25/2023
	54,540	0	$44.88	02/24/2024
	34,626	17,314	$51.33	02/23/2025			22,700	$1,452,346
	40,488	80,977	$37.38	02/26/2026			28,953	$2,042,924
	0	77,670	$62.78	02/27/2027			18,941	$1,336,477

Valdés	0	11,829	$51.33	02/23/2025			15,509	$1,131,230
	0	55,323	$37.38	02/26/2026			19,780	$1,395,677
	0	49,275	$62.78	02/27/2027			12,016	$847,849

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer's death, disability or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

(2)
All RSUs vest on the third anniversary of the grant date.

(3)
The PSUs granted in 2015 vested on December 31, 2017 and are disclosed at 100% of target in accordance with ASC Topic 718. The PSUs granted in 2016 will vest on December 31, 2018 and will pay out based on performance against certain ROE and Book Value/Share performance goals, but only if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee. PSUs granted in 2017 will vest on December 31, 2019, and will pay out based on performance against certain ROE and BV/Share performance goals, but only if either the ROE or operating income threshold is met as approved by the Human Resources Committee.

(4)
Assumes a stock price of $70.56 per share, the closing price of a share of Common Stock on the last trading day of the year, December 29, 2017, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the NonEquity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

44 2018 Proxy Statement

Option Exercises and Stock Vesting

The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2017 for each Named Executive Officer on an aggregated basis.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Houston	169,145	$5,393,666	30,684	$1,963,162

Strable	62,182	$1,720,346	9,519	$609,026

Everett	71,455	$1,771,409	9,519	$609,026

Lillis	7,380	$14,465	17,681	$1,131,230

McCaughan	243,265	$7,057,199	63,410	$4,247,131	(3)

Valdés	98,948	$1,885,800	35,864	$2,389,659	(3)

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

(2)
Represents the market value of PSUs granted in 2015 that settled on February 26, 2018, at $63.98 upon Committee approval of the final performance modifier of 100%. The actual payout was determined applying negative discretion.

(3)
Includes one-time recognition/retention RSUs granted in 2015 and settled on November 24, 2017, at $68.65.

CEO Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the Company's median employee's annual total compensation to the total annual compensation of the principal executive officer. Mr. Houston, Principal's Chairman, President and CEO, is the Company's principal executive officer.

  Median employee total annual compensation: $100,355
  Mr. Houston's total annual compensation: $11,958,735
  Ratio of CEO compensation to the Median Employee Compensation: 119:1

In determining the median employee, we reviewed the base salary and bonus payments for all of Principal's U.S. employees and Career Agents, and employees in Chile, India and Mexico as of October 1, 2017. All compensation was converted to U.S. dollars, using the relevant exchange rate for any compensation paid in other currencies. Base salaries were annualized for full and part-time employees who were not employed for the full year of 2017. The value of the Company's 401(k) plan, pension plan, medical benefits and welfare benefits was included in determining the Company's median employee, who is in the U. S. Principal uses market data to establish pay ranges, and employee performance is considered when determining pay. On December 31, 2017, the Company employed 10,376 U.S. based employees, had 957 Career Agents (who are statutory employees and are paid commissions rather than base salary and bonuses) 1,930 employees in Chile, 1,322 employees in Mexico and 1,410 employees in India.

2018 Proxy Statement 45

Non-U.S. employees in other jurisdictions, who constitute less than five percent of the total number of employees, were not included in the calculation as permitted by the "De Minimis Exemption" adjustment under SEC rules. As of December 31, 2017, the number of employees in these countries was:

Australia	20

Brazil	59

China	2

Europe	79

Germany	3

Hong Kong	331

Japan	29

Middle East	5

Netherlands	3

Singapore	28

The pay ratio is not used for determining compensation. The Company's pay ratio may not be comparable to the pay ratios of other companies as they may have different employment and compensation practices and may use different methods, estimates and assumptions for calculating their pay ratios.

46 2018 Proxy Statement

Pension Plan Information

Participant Group	Pension Benefit Formula

Grandfathered
Participants

Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005, and elected to retain the prior benefit provisions under the Defined Benefit ("DB") Plan and the NQDB and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

Defined Benefit Plan (Traditional Formula)

39.2% of Average Compensation (the highest five consecutive years' total Payout of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level(1) plus 61.25% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	4.00%	2.00%

	40 – 49	5.50%	2.75%

	50 – 59	7.00%	3.50%

	60 – 69	9.00%	4.50%

	70 – 79	11.50%	5.75%

	80 or more	14.00%	7.00%

• Mr. Lillis is receiving a retirement benefit under the Traditional Formula.	NQ Defined Benefit

The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002 is the greater of:

•

65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•

The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(1)   The Covered Compensation Table in the Tax Code.

(2)   The Social Security Taxable Wage Base.

2018 Proxy Statement 47

Participant Group	Pension Benefit Formula

Non Grandfathered Participants Non Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula.	Defined Benefit Plan (Traditional Formula)

35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	3.00%	1.50%

	40 – 59	4.00%	2.00%

	60 – 79	5.50%	2.75%

	80 or more	7.00%	3.5%

•

The retirement benefit for Mr. Houston and Mses. Strable and Everett will be the greater of the Traditional or Cash Balance Formulas.

•

Mr. McCaughan's retirement benefit will be the Cash Balance Formula. He has not accrued any benefits under this plan since January 1, 2010.

•

Mr. Valdés primary retirement benefit will be the Cash Balance Formula. Mr. Valdés will also have a small benefit under the Traditional Formula due to service prior to January 1, 2006.

Non Qualified Defined Benefit

The NQDB benefit formula for Non Grandfathered Participants hired before January 1, 2002 is:

•

The traditional or cash balance pension plan benefit for Non Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.

For both groups, there is a reduction if payments start earlier than Normal Retirement Age (Traditional Benefit Formula only):

•

Principal subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•

The early retirement benefits for Grandfathered Choice Participants (and Non Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non Grandfathered Choice Participants for benefits accrued after December 31, 2005 range from 75% at age 57 to 97% at age 64.

•

If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•

Benefits under the Traditional Formula are eligible for a Cost of Living Adjustment (COLA) after retirement benefits begin. For Non Grandfathered Participants only benefits accrued as of December 31, 2005 receive this adjustment. The COLA is based on the Consumer Price Index.

48 2018 Proxy Statement

Pension Distributions

Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum.

NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year

Houston	Qualified Pension	33	$1,104,743	$0
	NQDB		$6,477,115	$0

Strable	Qualified Pension	26	$713,753	$0
	NQDB		$1,494,187	$0

Everett	Qualified Pension	26	$1,178,140	$0
	NQDB		$1,683,167	$0

Lillis(3)	Qualified Pension	35	$2,402,823	$67,375
	NQDB		$0	$5,557,462

McCaughan	Qualified Pension	7	$222,713	$0
	NQDB		$1,840,190	$0

Valdés	Qualified Pension	7	$209,757	$0
	NQDB		$480,031	$0

(1)
As of December 31, 2017.

(2)
Benefit calculations have been made using the following assumptions:
  •
  Annuity Basis Discount Rate (for Traditional Benefit): 4.15% for December 31, 2016 and 3.60% for December 31, 2017 benefits. Traditional benefits under the qualified DB Plan must be paid as annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as annuity or in a single sum payment. Ms. Strable has elected her NQDB benefit to be paid as an annuity;

  •
  Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment (Messrs. Houston, Lillis and Valdés and Ms. Everett) the present value of their December 31, 2017 Traditional NQDB benefits have been determined using a discount rate of: 5.70% for expected lump sums in 2019 or later; 6.30% for lump sum payments expected to be made in 2018.

  •
  Annuity Mortality: RP-2006 Rates (baseline from SOA RP-2014)

  •
  Improvement: For December 2016, RPEC-2014-v2016 model using historical data through 2014 (graduated data through 2012). For December 31, 2017, RPEC-2014-v2017 model using historical data through 2015 (graduated data through 2013).

  •
  Convergence: 7-year to SSA 2010-2088 improvement scale (SSA Trustees Report 2014).;

  •
  Lump Sum Mortality: 1994 GAR Projected to 2008 Unisex, Scale AA;

  •
  Cost of living increase: 1.5% for December 31, 2016 benefits and December 31, 2017 benefits;

  •
  Retirement age of 65 for Mr. Houston and Mses. Strable and Everett, who will have reduced benefits prior to that point. Retirement age of 65 for Mr. Valdés frozen traditional benefit plus current cash balance account. Current cash balance account for Mr. McCaughan;

  •
  The present value of the cash balance benefit is the current account balance projected with the cash balance interest crediting rate to age 65 and then discounted back to the current age using the annuity basis discount rate with no mortality (Mr. McCaughan's and Mr. Valdés' cash balance account); and

  •
  Cash balance interest crediting rate of 5.5% for December 31, 2016, and 5.0% for December 31, 2017.

2018 Proxy Statement 49

(3)
Mr. Lillis retired May 1, 2017, and received a single sum payment under the NQDB plan following the six month delay required for specified employees under Tax Code Section 409A. Monthly annuity payments began under the qualified pension plan June 30, 2017, and the payments during the fiscal year represent the sum of the seven payments made during 2017.

Non Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal year(1)	Principal Life Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End(4)

Houston	$289,982	$203,986	$668,961	$0	$3,907,328

Strable	$144,881	$46,668	$107,769	$0	$1,486,327

Everett	$66,008	$37,506	$402,924	$0	$1,985,603

Lillis(3)	$46,958	$16,661	$196,382	$1,216,706	$0

McCaughan	$0	$0	$780,073	$0	$3,617,908

Valdés	$62,799	$47,087	$85,968	$0	$704,475

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 41 or represent annual incentive payment deferrals earned in 2016 and credited to the Named Executive Officers' accounts during 2017.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 41.

(3)
Mr. Lillis retired May 1, 2017, and received a single sum payment following the six month delay required by Tax Code Section 409A.

(4)
The end of year 2017 aggregate balances include the following deferrals and matching contributions from years prior to 2017:

Named Executive Officer	Employee Deferral Prior to 1/1/2017	Principal Life Match Prior to 1/1/2017	Total

Houston	$1,068,657	$680,197	$1,748,854

Strable	$756,890	$293,676	$1,050,566

Everett	$652,052	$278,023	$930,075

Lillis	$396,846	$188,526	$585,372

McCaughan	$998,343	$581,568	$1,579,911

Valdés	$265,573	$193,712	$459,285

50 2018 Proxy Statement

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan

Deferrals	1-15% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code.	1-15% of base salary and up to 100% of annual incentive compensation awards.

Investment Options	There are 20 investment options and investment and investment return is based on the participant's investment direction.	The investment options are listed on page 52 and investment return is based on the participant's investment direction.

Distributions	Allowed at various times including termination, death and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency and mandatory payment at age 65.

Vesting	3 year cliff	Immediate

2018 Proxy Statement 51

The following are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2017)

Principal Equity Income Institutional Fund	21.03%
Principal LargeCap Value Institutional Fund	16.73%
Principal LargeCap S&P 500 Index Institutional Fund	21.65%
Principal LargeCap Growth Institutional Fund	34.57%
Principal Blue Chip Institutional Fund	28.86%
Principal LargeCap Growth I Institutional Fund	33.70%
Principal MidCap Institutional Fund	25.32%
Principal SmallCap Value II Institutional Fund	6.92%
Principal SmallCap S&P 600 Index Institutional Fund	13.01%
Principal Small Cap Growth I Institutional Fund	26.32%
Principal Real Estate Securities Institutional Fund	9.03%
Principal International Emerging Markets Institutional Fund	41.17%
Principal Diversified International Institutional Fund	28.67%
Principal LifeTime Strategic Income Institutional Fund	8.73%
Principal LifeTime 2010 Institutional Fund	11.24%
Principal LifeTime 2015 Institutional Fund	13.19%
Principal LifeTime 2020 Institutional Fund	14.97%
Principal LifeTime 2025 Institutional Fund	16.76%
Principal LifeTime 2030 Institutional Fund	18.42%
Principal LifeTime 2035 Institutional Fund	19.70%
Principal LifeTime 2040 Institutional Fund	20.70%
Principal LifeTime 2045 Institutional Fund	21.39%
Principal LifeTime 2050 Institutional Fund	22.13%
Principal LifeTime 2055 Institutional Fund	22.53%
Principal LifeTime 2060 Institutional Fund	22.69%
Principal Core Plus Bond Institutional Fund	4.89%
Principal Inflation Protection Institutional Fund	3.01%
Principal Government & High Quality Bond Institutional Fund	1.58%
Principal Financial Group, Inc. Employer Stock Fund	25.18%
Principal Diversified Real Asset Institutional Fund	10.17%
Principal Select Stable Value Fund	1.57%

Severance Plans

Messrs. Houston and Valdés and Mses. Strable and Everett are (and Mr. Lillis was, until his retirement on May 1, 2017) eligible for severance under the Company's severance plan if they are terminated because of layoffs, position elimination or similar reasons. They are not eligible for severance benefits if they take a comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or other specified reasons. The benefit payable under the severance plan is the greater of one week of base salary for each year of service with Principal Life or two weeks of base salary for each $10,000 of annual base salary (rounded to the nearest $10,000). Each of the Named Executive Officers would be eligible for 52 weeks of severance under this plan. The severance plan has a minimum benefit of six weeks and a maximum benefit of 52 weeks of base pay, and provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under the retiree medical plan if the Executive is eligible to retire or COBRA if the Executive is not eligible to retire. In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston and Valdés and Mses. Strable and Everett.

52 2018 Proxy Statement

An agreement made with Mr. McCaughan when he was hired provides that if he is terminated without "Cause", as that term is defined in the Change of Control Employment Agreements (see below), he will be paid (i) one year's base compensation and one year's annual bonus at target, and (ii) all other accrued entitlements, in accordance with the terms of the relevant plan.

The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2017:

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total

Houston	$900,000	$135,000	$5,161	$1,040,161

Strable	$562,000	$84,300	$2,590	$648,890

Everett	$529,500	$79,425	$1,852	$610,777

McCaughan	$2,718,000	$0	$0	$2,718,000

Valdés	$603,500	$90,525	$7,488	$701,513

Change of Control Employment Agreements

Principal has Change of Control Employment Agreements with each of the Named Executive Officers. These Agreements have a term of two years and will automatically renew for successive one year periods unless Principal provides a notice electing not to extend the term. If during the term of these agreements a Pre Change of Control Event" or a Change of Control occurs, the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), Principal will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.

The severance and other benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

Under these Agreements, a Pre Change of Control Event means:

•
An offer that would result in a third party owning 40% or more of the Company's voting securities;

•
A proxy solicitation or contest for the election of one or more members of the Company's Board; or

•
An agreement that would result in a Change of Control.

Under these Agreements, a Change of Control means:

•
Any person becoming an owner of 40% or more of the Company's Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These Agreements also provide:

•
That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;

2018 Proxy Statement 53

•
That if the successor to Principal agrees to issue equity to replace the equity awards they received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Human Resources Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

•
For severance and other benefits, if their employment is terminated without "Cause" or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and

•
That they will vest in all benefits previously accrued under the NQDB and Excess Plans, and these benefits will be paid in accordance with these plans.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

For purposes of the Agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer's employment, consisting of:

•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:

•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance units, RSUs and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer's termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

Pursuant to these Agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the severance benefits described above, he or

54 2018 Proxy Statement

she will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

•
termination occurred on December 31, 2017;

•
per share price of the Company's Common Stock was $70.56, the closing price as of December 29, 2017, the last trading day of the year.

Named Executive Officer	Cash Severance(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares(2)	Benefits Continuation(3)	Accelerated Pension Benefit(4)	Total Termination Benefits (before taxes)

Houston	$8,100,000	$6,672,962	$8,528,728	$183,027	$0	$23,484,717

Strable	$2,810,000	$2,037,350	$3,611,543	$112,009	$0	$8,570,902

Everett	$2,118,000	$1,789,967	$2,354,728	$95,697	$0	$6,358,392

McCaughan	$6,795,000	$3,624,038	$4,838,087	$137,202	$0	$15,394,327

Valdés	$2,414,000	$2,446,448	$3,240,115	$138,552	$0	$8,239,115

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 29, 2017, where vesting would be accelerated, at a stock price of $70.56. Performance shares granted in 2016 and 2017 are valued at target, based on Company performance to date as of December 30, 2017.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer's termination and outplacement services.

(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.

2018 Proxy Statement 55

Proposal Two—Advisory Vote to Approve Executive Compensation

The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long and short term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion and Analysis, starting on page 24. Of particular note are the following policies and practices aligned with recognized corporate governance best practice:

•
Our Executive compensation is, in large measure, highly variable and directly linked to our short term and long term financial and strategic goals and the performance of the Company's stock price over time.

•
Executives receive a significant portion of total compensation opportunity in the form of equity based long term incentives and are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and long term performance of Principal.

•
Principal prohibits all employees, including Executives, from: purchasing Company securities on margin, except for the exercise of employee stock options; short sales; trading in put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

•
Principal has a compensation recovery policy to recover incentive compensation paid to Executives if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Committee, the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

•
Our Executive Change of Control Employment Agreements provide market-based service protection and do not contain excise tax gross ups.

•
We provide limited perquisites to Executives—one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees.

•
Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility to Principal of all compensation to the extent practicable.

Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's Executive compensation program, values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

In 2017, 89% of shareholders voted to retain an annual advisory vote on Executive Compensation, and the Board approved continuing this practice.

This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote on an advisory, nonbinding basis to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules through the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Board of Directors recommends that shareholders vote "For" this resolution.

56 2018 Proxy Statement

Proposal Three—Ratification of Appointment of
Independent Registered Public Accountants

Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2017. In order to assure continuing auditor independence, the Audit Committee periodically considers the advisability and potential impact of selecting a different independent external audit firm. Ernst & Young LLP has served as the Company's independent registered public accountant since it became a publicly traded company in 2001, and Principal Life has used Ernst & Young LLP as its independent registered public accountant for many years prior thereto. The Audit Committee and the Board of Directors believe, after the consideration of a variety of factors, that the continued retention of Ernst & Young LLP is in the best interest of the Company and its shareholders. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018 be ratified.

The Board of Directors recommends that shareholders vote "For" this resolution.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2017 consolidated financial statements.

Audit Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2016 and 2015 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $11,309,000 in 2017 and $10,390,000 in 2016.

Audit Related Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2017 and 2016 for professional services rendered in connection with audit related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $1,697,000 in 2017 and $1,828,000 in 2016.

Tax Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $111,000 in 2017 and $71,000 in 2016. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with tax related regulations.

All Other Fees

The Company's independent registered public accounting firm did not bill for professional services rendered in connection with other services in 2016 or 2017.

The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the Company, its majority owned subsidiaries, employee benefit plans or affiliates which the Company controls or significantly influences. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. The policy provides for the general preapproval of specific types of Audit and Audit Related services

2018 Proxy Statement 57

and fees up to an established individual engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter Principal management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

The Audit Committee did not approve the services described above under the captions Audit Related Fees, Tax Fees and All Other Fees by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

58 2018 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise indicated below, the following table shows, as of March 16, 2018, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

The Vanguard Group(2)	31,021,112	10.74
100 Vanguard Boulevard Malvern, Pennsylvania 19355

Nippon Life Insurance Company(3)	18,137,000	6.29
3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan

Capital Research Global Investors(4)	15,028,500	5.20
333 South Hope Street Los Angeles, California 90071

BlackRock Inc.(5)	19,698,655	6.80
55 East 52nd Street New York, NY 10055

Betsy J. Bernard	41,647	*

Jocelyn Carter-Miller	42,238	*

Michael T. Dan	47,247	*

Dennis H. Ferro	24,917	*

C. Daniel Gelatt	108,494	*

Sandra L. Helton	40,979	*

Roger C. Hochschild	6,282	*

Scott M. Mills	2,447	*

Diane C. Nordin	0	*

Blair C. Pickerell	5,095	*

Elizabeth E. Tallett	47,057	*

Nora M. Everett	132,859	*

Daniel J. Houston	478,450	*

Terrance J. Lillis	226,589	*

James P. McCaughan	435,507	*

Deanna D. Strable(6)	264,914	*

Luis Valdés	89,833	*

All Directors and Executive Officers as a group (22 persons)	4,311,330	1.50

2018 Proxy Statement 59

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 15, 2018 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 39,867; Ms. Carter Miller, 41,968; Mr. Dan, 37,247; Mr. Ferro, 23,917; Mr. Gelatt, 44,943; Ms. Helton, 39,867; Mr. Hochschild, 6,282; Mr. Mills, 2,447; Ms. Nordin, 0; Mr. Pickerell, 5,095; Ms. Tallett, 44,424; Ms. Everett, 96,124; Mr. Houston, 332,799; Mr. Lillis, 225,814; Mr. McCaughan, 296,976; Ms. Strable, 145,840; Mr. Valdés, 28,254; and all other executive officers as a group, 609,491.

(2)
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 12, 2018, which provided information as of December 31, 2017. According to the Schedule 13G, Vanguard has sole voting power with respect to 384,289 shares; shared voting power with respect to 68,453 shares; sole investment power with respect to 30,578,946 shares; and shared investment power with respect to 442,166 shares.

(3)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.

(4)
The information regarding beneficial ownership by Capital Research Global Investors is based solely on a Schedule 13G filed by it with the SEC on February 14, 2018, which provided information as of December 29, 2017. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 15,028,500 shares; shared voting power with respect to 0 shares; sole investment power with respect to 15,028,500 shares; and shared investment power with respect to 0 shares.

(5)
The information regarding beneficial ownership by BlackRock Inc.is based solely on an amended Schedule 13G filed by it with the SEC on January 29, 2018, which provided information as of December 31, 2017. According to the Schedule 13G, BlackRock has sole voting power with respect to 16,904,572 shares; shared voting power with respect to 0 shares; sole investment power with respect to 19,698,655 shares; and shared investment power with respect to 0 shares.

(6)
Includes shares owned by Ms. Strable's spouse.

In addition to beneficial ownership of Common Stock, the Company's Directors and Executive Officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 15, 2018, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

See "Directors' Compensation" on pages 20-22 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2014 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for nonemployee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 24 for a discussion of the performance units credited to officers who defer receipt of awards under a long term performance plan, the options and RSUs granted under the 2014 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

As of March 16, 2018, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 2,076; Ms. Carter Miller, 2,076; Mr. Dan, 17,214; Mr. Ferro, 21,882; Dr. Gelatt, 2,076; Ms. Helton, 2,076; Mr. Hochschild, 9,311; Mr. Mills, 4,699; Ms. Nordin, 1,089; Mr. Pickerell, 2,076; Ms. Tallett, 8,837; Ms. Everett, 89,946; Mr. Houston, 411,291; Mr. Lillis, 65,996; Mr. McCaughan, 194,331; Ms. Strable, 122,778; and Mr. Valdés, 112,321.

60 2018 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities (Reporting Persons) to file with the SEC and Nasdaq reports of ownership of the Company's securities and changes in ownership. Reporting Persons required to provide the Company with copies of all Section 16(a) reports they file. Based on a review of the reports provided to the Company or written representations from Reporting Persons, the Company believes that during the fiscal year ended December 31, 2017, all Section 16(a) reports were filed on a timely basis.

2018 Proxy Statement 61

Questions and Answers About the
Annual Meeting

Why didn't I receive a copy of the paper proxy materials?

The SEC rules allow companies to notify shareholders that proxy materials are available on the Internet and to provide access to those materials via the Internet. You may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

The Board is soliciting proxies to be voted at the Annual Meeting of shareholders to be held on May 22, 2018, at 9:00 a.m., Central Daylight Savings Time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement of the meeting. When the Board asks for your proxy, it must provide you access to proxy materials that contain information required by law. These materials were first made available, or sent to shareholders on April 9, 2018.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Principal has designated three of Company's officers to act as proxies for the 2018 Annual Meeting: Timothy M. Dunbar, Executive Vice President and Chief Investment Officer; Deanna D. Strable, Executive Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President, General Counsel and Secretary.

What will the shareholders vote on at the Annual Meeting?
•
Election of four Directors for three year terms;
•
An advisory vote to approve Named Executive Officer compensation; and
•
Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

Principal does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

Shareholders as of the close of business on March 28, 2018 ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company Common Stock you owned on the Record Date.

62 2018 Proxy Statement

What constitutes a quorum?

One third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 287,820,537 shares of Common Stock outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?
•
Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

•
The advisory vote to approve the Company's Named Executive Officer compensation will be approved if there are more votes for the proposal than against the proposal.

•
The appointment of the independent auditors will be ratified if there are more votes for the proposal than votes against the proposal.

•
Abstentions and broker non votes will be treated as being present at the meeting for determining a quorum but will not be counted as votes for the proposals. They have no impact on the Director nominees, the advisory vote to approve Named Executive Officer compensation or ratification of independent auditors.

What are Broker Non votes?

If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non routine items are called "broker non votes."

How do I vote by proxy?

Shareholders of record may vote by mail, by telephone or through the Internet. Shareholders may vote "for," "against" or "abstain" from voting for each of the Director nominees, the advisory vote to approve Named Executive Officer compensation, and the proposal to ratify the appointment of the independent auditors.

•
By Mail.  Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•
By Telephone.  Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card. Telephone voting will be available until 1:00 a.m., Central Daylight Time, on May 22, 2018 for proxy cards and until 1:00 a.m., Central Daylight Time, on May 18, 2018, for voting instruction cards.

•
Through the Internet.  You may vote on line at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. If you vote through the Internet, do not return your proxy or voting instruction card. Internet voting for proxy cards will be available until 1:00 a.m., Central Daylight Time, on May 22, 2018, and until 1:00 a.m., Central Daylight Time, on May 18, 2018, for voting instruction cards.

How do I vote shares that are held by my broker?

If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

2018 Proxy Statement 63

How do I vote in person?

If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote in advance of the meeting by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees.

How are shares held in the Demutualization separate account voted?

Principal became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (Demutualization) and the initial public offering of shares of the Company's Common Stock was completed. Principal issued Common Stock to Principal Life, and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans may give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions.

Who counts the votes?

Votes will be counted by Computershare Trust Company, N.A.

What happens if I do not vote on an issue when returning my proxy?

If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:

•
"For" the election of all Director nominees;
•
"For" approval of the Company's named executive officer compensation; and
•
"For" the ratification of Ernst & Young LLP as independent auditors.

How do I revoke my proxy?

If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting at the meeting.

What should I do if I want to attend the Annual Meeting?

Please bring photo identification and, if your stock is held by a broker or bank, evidence of your ownership of Common Stock as of March 28, 2018. The notice of Internet availability of proxy materials you received in the mail, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

64 2018 Proxy Statement

How do I contact the Board?

You may contact the through the Lead Director through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

  Lead Director, c/o Karen E. Shaff
  Executive Vice President, General Counsel and Secretary
  Principal Financial Group, Inc.
  Des Moines, Iowa 50392-0300

All emails and letters received will be categorized and processed by the Company's Secretary and then sent to the Company's Lead Director.

How do I submit a shareholder proposal or nominate a director for the 2019 Annual Meeting?

The Company's next annual meeting is scheduled for May 21, 2019. Proposals should be sent to the Company's Secretary. To be included in next year's proxy statement, proposals must be received by December 10, 2018. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give Principal written notice between January 22, 2019 and February 21, 2019. That notice must provide other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

For proxy access nominees to be considered at the 2019 annual meeting, the nomination notice must be received by the Office of the Secretary no earlier than the close of business on November 10, 2018, and no later than the close of business on December 10, 2018. Among other things, the notice must include the information and documents described in Section 1.17 of the Company's By-Laws.

What is "householding?"

We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

If you share the same address as other shareholders and would like Principal to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.

Where can I receive more information about the Company?

We file reports and other information with the SEC, which are available on the Company's website at www.principal.com and at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and Governance Committee charters, the Company's Corporate Governance Guidelines, and Principal's Code of Business Conduct and Ethics are also available on the Company's website, www.principal.com.

The Board urges you to vote by using the Internet or telephone or by returning the proxy or voting instruction card.

2018 Proxy Statement 65

Appendix A

Towers Watson 2017 Financial Services Executive Compensation Survey Participants
AAA Northern California, Nevada & Utah	Farm Credit Foundations
AFLAC	Farmers Group
Allianz Life Insurance	Federal Farm Credit Banks Funding
Allianz Worldwide Partners	Federal Home Loan Bank of Atlanta
Allstate	Federal Reserve Bank of Atlanta
Ally Financial	Federal Reserve Bank of Boston
American Express	Federal Reserve Bank of Cleveland
Arthur J Gallagher & Company	Federal Reserve Bank of San Francisco
Aspen Specialty	Federal Reserve Bank of St. Louis
Associated Banc-Corp	Federal Reserve Board
Assurant	Fidelity Investments (FMR)
Athene	Fifth Third Bancorp
Auto Club Group	FINRA
Avalon Bay Communities	FirstBank
AXA Group	First Citizens Bank
Bank of Montreal	First Data
BBVA	First National of Nebraska
BECU	First Tennessee National Corporation
Bethpage Federal Credit Union	FiServ
Blue Cross Blue Shield of Florida	Flagstar Bank
Blue Cross Blue Shield of Louisiana	Franklin Resources
Blue Shield of California	Freddie Mac
BOK Financial	Fulton Financial
Boston Private Financial	GATX
Bremer Financial	Genworth Financial
Brighthouse Financial/MetLife	GM Financial
Cadence Bank	Great American Insurance
Capital One Financial	Great-West Financial
Caterpillar Financial Services	Guardian Life
CBRE Global Investors	Hanover Insurance Group
Charles Schwab	Hartford Financial Services Group
Chemical Bank	Health Care Services Group
Chubb	Hiscox
Cigna	Hitachi Capital America
Citizens Property Insurance	Horizon Blue Cross Blue Shield of New Jersey
City National Bank	HSBC Bank
CLS	Humana
CME Group	Huntington Bancshares
CNA Hardy	Iberia Bank
CNO Financial	Independence Blue Cross
Cobank	Irvine
Comerica	Jackson National Life
Commerce Bancshares	JJB Hilliard, WL Lyons
Country Financial	John Hancock
Coverys	Kaiser Health Foundation
CSAA Insurance Group	Kemper Services Group
Cullen Frost Bankers	KeyCorp
Delta Dental of California	Knights of Columbus
Delta Dental Plan of Michigan	Liberty Mutual U.S.—Consumer Markets
Eastern Bank	Lincoln Financial
Edward Jones	Loews
Element Fleet Management	London Stock Exchange Group
Emblem Health	M&T Bank
Employers Mutual Casualty Company	Manulife Financial
Enova International	MAPFRE U.S.A.
Erie Insurance	Markel
EverBank	Marsh & McLennan
Experian Americas	Massachusetts Mutual

2018 Proxy Statement A-1

MB Financial	U.S. Bancorp
Mercedes-Benz Financial Services	Visa
Mercury Insurance	Voya Financial Services
MetLife	Walker & Dunlop
Moody's	Webster Bank
MUFG Investor Service	Wellpoint
Munich Re Group	Wells Fargo
Mutual of Omaha	Western Union
Nasdaq	Wintrust Financial Corporation
Nationwide	Zurich North America
Navy Federal Credit Union
NCCI Holdings
NC State Employees' Credit Union
New York Life
Northern Trust
Northwestern Mutual
OneAmerica Financial Partners
OneBeacon Insurance
Pacific Life
PayPal
Penn Mutual Life
PennyMac Loan Services
People's Bank
Plymouth Rock Assurance
Popular
Portfolio Recovery Associates
Premera Blue Cross
Primerica Life
Principal Financial Group
Progressive
Protective Life
Prudential Financial
Radian Group
Realogy
Regions Financial
Reinsurance Group of America (RGA)
RLI
Rockland Trust Company
S&P Global
SBLI of Massachusetts
SchoolsFirst FCU
Securian Financial Group
Society Insurance
Springleaf Financial Services
StanCorp Financial Group
StanCorp Financial Group
State Farm Insurance
State Farm Insurance
Sun Life Financial
Sun Life Financial
SunTrust Banks
SunTrust Banks
SVB Financial
Synchrony Financial
Synovus Financial Corporation
TCF Financial
TD Ameritrade
TD Bank Financial Group
Texas Life
Thrivant Financial for Lutherans
Transamerica
TransUnion
Travelers
T. Rowe Price Group
Umpqua Bank
Unum
USAA

A-2 2018 Proxy Statement

Towers Watson 2017 Diversified Insurance Compensation Survey Participants
AFLAC	New York Life
Allstate	Northwestern Mutual
AXA Group	OneAmerica Financial Partners
Cigna	Pacific Life
CNO Financial	Principal Financial Group
Genworth Financial	Prudential Financial
Guardian Life	Securian Financial Group
Hartford Financial Services	Sun Life Financial
John Hancock	Thrivent Financial for Lutherans
Lincoln Financial	Transamerica
Massachusetts Mutual	Unum Group
MetLife	USAA
Nationwide	Voya Financial Services

McLagan 2017 Investment Management Survey Participants
AB	Capital Group
Aberdeen Asset Management PLC	Causeway Capital Management LLC
Acadian Asset Management, LLC	CBRE Global Investors
Adams Funds	Charles Schwab Investment Management, Inc.
AEW Capital Management	ClearBridge Investments
Allianz Global Investors	Cohen & Steers, Inc.
American Beacon Advisors	Columbia Threadneedle Investments
American Century Investments	Conning Holdings Limited
AMG Funds LLC	Copper Rock Capital Partners, LLC
AMP Capital Investors Limited	Daiwa Asset Management Co. Ltd.
Amundi Pioneer Asset Management USA, Inc.	Delaware Investments
Amundi Smith Breeden LLC	Deutsche Asset Management
ARGA Investment Management, LP	Diamond Hill Capital Management, Inc.
Ariel Investments LLC	Dimensional Fund Advisors Inc.
Arrowstreet Capital, L.P.	Driehaus Capital Management LLC
Artisan Partners Limited Partnership	Duff & Phelps Investment Management Co.
Ashmore Group plc	DuPont Capital Management
AXA Investment Managers	Eagle Asset Management, Inc. (Raymond James)
Baring Asset Management, Inc.	Eaton Vance Management
Barrow, Hanley, Mewhinney & Strauss, LLC	Edward Jones
Bessemer Trust Company	EFG Asset Management
BlackRock, Inc.	Epoch Investment Partners, Inc.
BMGI	Federated Investors, Inc.
BNP Paribas Investment Partners	Fidelity Investments
Boston Company Asset Management, LLC	Fiera Capital Corporation
Brandes Investment Partners, L.P.	Financial Engines
Brandywine Global Investment Management, LLC	First Eagle Investment Management, LLC
Bridgewater Associates, Inc.	First Quadrant, L.P.
Bridgeway Capital Management, Inc.	Franklin Square Capital Partners
Brown Advisory	Franklin Templeton Investments
Brown Brothers Harriman & Co.	Fred Alger Management, Inc.
Calamos Investments	Fund Evaluation Group, LLC
Capital Group	GAM USA
Cardinal Capital Management, LLC	Geode Capital Management, LLC

2018 Proxy Statement A-3

GIC Private Limited	Pzena Investment Management, LLC
Glenmede Trust Company	Rafferty Asset Management LLC (Direxion)
Goldman Sachs Asset Management	Regions Investment Management, Inc.
Grantham, Mayo, Van Otterloo & Co. LLC	River Road Asset Management, LLC
Guggenheim Investments	RidgeWorth Investments
HarbourVest Partners, LLC	Rockefeller & Co., Inc.
Harding Loevner LP	Rothschild Asset Management Inc.
Harvest Global Investments	Russell Investments
Heitman	Sands Capital Management, LLC
Henderson Global Investors	Santa Barbara Asset Management, LLC
Hennessey Advisors, Inc.	Schroder Investment Management
IFM Investors Pty Ltd.	SEI Investments
Income Research & Management	Southeastern Asset Management, Inc.
Insight Investment LLC	Standish Mellon Asset Management Company LLC
INTECH	State Street Global Advisors
Intermediate Capital Group	Symphony Asset Management LLC
Invesco Ltd	T. Rowe Price Associates, Inc.
Investec Asset Management US Ltd.	TCW Group
Investment Counselors of Maryland, LLC	Thompson, Siegel & Walmsley LLC
J O Hambro Capital Management Ltd.	Thornburg Investment Management, Inc.
Jacobs Levy Equity Management, Inc.	UBS Asset Management
Janus Capital Group	Van Eck Associates Corporation
Jennison Associates, LLC	Vanguard Group, Inc., The
JPMorgan Asset & Wealth Management	Vaughan Nelson Investment Management, L.P.
Kayne Anderson Rudnick Investment Mgmt, LLC	Virtus Investment Partners, Inc.
Lazard Asset Management LLC	Vontobel Asset Management, Inc.
Legg Mason & Co., LLC	Waddell & Reed Investment Management Co.
Logan Circle Partners, L.P.	Wellington Management Company, LLP
Loomis, Sayles & Company, L.P.	Western Asset Management Company
Lord, Abbett & Co., LLC	Westwood Holdings Group, Inc.
Luther King Capital Management	William Blair & Company, L.L.C.
MacKay Shields LLC	WisdomTree Investments, Inc.
Matthews International Capital Management LLC
Mellon Capital Management
Mercer Global Investments
MFS Investment Management
Morgan Stanley Investment Management
Natixis Global Asset Management, L.P.
Neuberger Berman Group
Newfleet Asset Management, LLC
Nikko Asset Management Americas, Inc.
Nomura Corporate Research & Asset Mgmt, Inc.
Numeric Investors LLC
Nuveen Investments
NWQ Investment Management Company, LLC
Oaktree Capital Management, LLC
Old Mutual Asset Management
Oppenheimer Funds
Orbis Investment Management Limited
Pacific Investment Management Company LLC
PanAgora Asset Management, Inc.
Parnassus Investments
Principal Global Investors
ProShare Advisors LLC
PSP Investments
Putnam Investments

A-4 2018 Proxy Statement

APPENDIX B

Non-GAAP financial measure reconciliations

Principal Financial Group, Inc.

	For the year ended Dec.31

(in millions, except as indicated)	2017	2016	2015	2014	2013

Net income available to common stockholders
Net income available to common stockholders	$2,310.4	$1,316.5	$1,209.3	$1,111.1	$879.7
Net realized capital (gains) losses, as adjusted(1)	(307.3)	(37.4)	133.8	100.5	179.1
Other after-tax adjustments	(524.5)	52.0	(72.6)	106.3	1.1

Non-GAAP operating earnings	$1,478.6	$1,331.1	$1,270.5	$1,317.9	$1,059.9

(1)
This is a non-GAAP financial measure. See reconciliation below.

Net realized capital gains (loses)
GAAP net realized capital gains (losses)	$524.2	$171.1	$(51.1)	$14.7	$(225.2)
Recognition of front-end fee revenues	(0.2)	0.2	(0.1)	0.7	(0.9)
Market value adjustments to fee revenues	(0.1)	(2.5)	(1.1)	—	—
Net realized capital gains (losses) related to equity method investments	1.4	0.1	—	—	—
Derivative and hedging-related adjustments	(59.4)	(94.1)	(111.7)	(92.8)	(93.9)
Sponsored investment fund adjustments	6.3	6.1	1.3	—	—
Amortization of deferred acquisition costs	47.4	(66.2)	(12.2)	(37.7)	32.3
Capital gains distributed—operating expenses	(38.9)	3.7	15.4	(10.6)	(23.6)
Amortization of other actuarial balances	7.6	(11.2)	(1.8)	(11.6)	14.8
Market value adjustments of embedded derivatives	48.1	50.0	(0.2)	4.8	18.4
Capital gains distributed—cost of interest credited	(16.1)	(10.9)	(9.2)	(10.6)	(2.2)
Net realized capital gains (losses) tax adjustments	(209.1)	6.6	45.6	43.6	101.4
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(3.9)	(15.5)	(8.8)	(1.0)	(0.2)
Net realized capital gains (losses) associated with exited group medical insurance business, after-tax	—	—	0.1	—	—

Total net realized capital gains (losses) after-tax adjustments	(216.9)	(133.7)	(82.7)	(115.2)	46.1
Net realized capital gains (losses), as adjusted	$307.3	$37.4	$(133.8)	$(100.5)	$(179.1)

Diluted earnings per common share
Net income	$7.88	$4.50	$4.06	$3.65	$2.95
Net realized capital (gains) losses, as adjusted	(1.05)	(0.13)	0.44	0.34	0.60
Other after-tax adjustments	(1.79)	0.18	(0.24)	0.36	—
Adjustment for redeemable noncontrolling interest	—	—	—	0.06	—

Non-GAAP operating earnings	$5.04	$4.55	$4.26	$4.41	$3.55

Stockholders' equity
Stockholders' equity	$12,921.9	$10,293.8	$9,377.4	$10,232.0	$9,777.0
Noncontrolling interest	(72.6)	(66.5)	(65.8)	(48.0)	(92.8)

Stockholders' equity attributable to Principal Financial Group, Inc.	12,849.3	10,227.3	9,311.6	10,184.0	9,684.2
Net unrealized capital (gains) losses	(1,455.1)	(827.0)	(715.9)	(1,148.3)	(700.6)
Net unrecognized postretirement benefit obligation	371.1	408.4	450.2	411.1	155.9
Preferred stock, at par	—	—	—	(0.1)	(0.1)
Pain-in capital—preferred stock	—	—	—	(541.9)	(541.9)

Stockholders' equity, excluding AOCI other than foreign currency translation adjustment, available to common stockholders	$11,765.3	$9,808.7	$9,045.9	$8,904.8	$8,597.5

Net income ROE available to common stockholders (including AOCI)
Net income ROE available to common stockholders (including AOCI)	20.0%	13.5%	12.8%	11.8%	9.6%
Net unrealized capital (gains) losses	2.1%	1.1%	1.3%	1.2%	1.2%
Net unrecognized postretirement benefit obligation	–0.7%	–0.6%	–0.6%	–0.3%	–0.4%

Net income ROE available to common stockholders (x-AOCI other than FCTA)	21.4%	14.0%	13.5%	12.7%	10.4%
Net realized capital (gains) losses	–2.8%	–0.5%	1.5%	1.2%	2.1%

Other after-tax adjustments	–4.9%	0.6%	–0.8%	1.2%	0.0%
Non-GAAP operating earnings ROE (x-AOCI other than FCTA)	13.7%	14.1%	14.2%	15.1%	12.5%

2018 Proxy Statement B-1

For the year ended, 31-Dec-17

Operating Revenues
Operating revenues	$13,703.3
Net realized capital gains (losses), net of related revenue adjustments	472.2
Adjustments related to equity method investments	(82.3)

Total GAAP revenues	$14,093.2

Net Revenue
Net revenue	$5,716.5
Operating expenses	(3,832.3)
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest	(10.5)
Pre-tax net realized capital gains (losses)	520.3
Pre-tax other adjustments	(70.0)
Certain adjustments related to equity method investments and noncontrolling interest	(71.8)

Income (loss) before income taxes	$2,252.2

Principal Global Investors Operating Revenues Less Pass- Through Commissions
Principal Global Investors operating revenues	$1,444.4
Principal Global Investors commission expense	(159.6)

Principal Global Investors operating revenues less pass- through commissions *	$1,284.8

B-2 2018 Proxy Statement

EE-9039-16

NNNNNNNNNNNN . + NNNNNN C 1234567890 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Annual Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held on Tuesday, May 22, 2018 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! If you want to receive a paper copy or an e-mail of these materials, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side on or before May 11, 2018 to facilitate timely delivery. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at: www.investorvote.com Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.investorvote.com. Step 2: Follow the instructions on the screen to log in. Step 3: Click on the icon on the right to view the current meeting materials. Step 4: Return to the investorvote.com window and make your selection as instructed on each screen to select delivery preferences and vote.  When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. + 2 N O T P F G 001CSP00BF 02SNUC NNNNNNNNN IMPORTANT ANNUAL MEETING INFORMATION

. Annual Meeting Notice Principal Financial Group, Inc.’s Annual Meeting will be held on May 22, 2018 at 711 High Street, Des Moines, Iowa, at 9:00 a.m. Central Daylight Time. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. 2. 3. Election of Directors Advisory Vote to Approve Executive Compensation Ratification of Appointment of Independent Registered Public Accountants PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.investorvote.com, or you can request a set of proxy materials by following the instructions at the bottom of this page. If you wish to attend the Annual Meeting, please bring proof of share ownership and photo identification with you. Directions to the Principal Financial Group, Inc. 2018 Annual Meeting 2018 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 22, 2018, 9:00 a.m. Central Daylight Time 711 High Street, Des Moines, Iowa Please bring proof of share ownership and photo identification and check in at the registration desk. Free parking is available in the parking ramp at 701 Grand Avenue, Des Moines, IA. To gain access to the parking ramp, please speak to the Principal ambassadors at the entrance when you arrive. You do not need to attend the Annual Meeting to vote. Here's how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g g g Telephone – Call us free of charge at 1-866-641-4276 in the USA, US territories & Canada using a touch-tone phone. Internet – Go to www.investorvote.com. E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 11, 2018. 02SNUC

MMMMMMMMMMMM . 2018 Annual Meeting Proxy Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 22, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. + For Against Abstain For Against Abstain 2. Advisory Vote to Approve Executive Compensation 01 - Roger C. Hochschild 3. Ratification of Appointment of Independent Registered Public Accountants 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Elizabeth E. Tallett Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 3 9 3 6 1 001CSP00C0 02SNSD MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. Directions to the Principal Financial Group, Inc. 2018 Annual Meeting 2018 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 22, 2018, 9:00 a.m. Central Daylight Time 711 High Street, Des Moines, Iowa Please bring proof of share ownership and photo identification and check in at the registration desk. Free parking is available in the parking ramp at 701 Grand Avenue, Des Moines, IA. To gain access to the parking ramp, please speak to the Principal ambassadors at the entrance when you arrive. You do not need to attend the Annual Meeting to vote. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Principal Financial Group, Inc. This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. Central Daylight Time, May 22, 2018, at 711 High Street. The shareholder signator(s) on this form hereby appoints Timothy M. Dunbar, Karen E. Shaff and Deanna D. Strable, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2018 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

MMMMMMMMMMMM . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. + For Against Abstain For Against Abstain 2. Advisory Vote to Approve Executive Compensation 01 - Roger C. Hochschild 3. Ratification of Appointment of Independent Registered Public Accountants 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Elizabeth E. Tallett Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 7 3 9 3 6 2 001CSP00C0 02SNTB MMMMMMMMM C B A X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Principal Financial Group, Inc. This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. Central Daylight Time, May 22, 2018, at 711 High Street. The shareholder signator(s) on this form hereby appoints Timothy M. Dunbar, Karen E. Shaff and Deanna D. Strable, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2018 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations.

MMMMMMMMMMMM . 2018 Annual Meeting Voting Instruction Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 18, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. + For Against Abstain For Against Abstain 2. Advisory Vote to Approve Executive Compensation 01 - Roger C. Hochschild 3. Ratification of Appointment of Independent Registered Public Accountants 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Elizabeth E. Tallett Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 3 9 3 6 5 001CSP00C0 02SNWC MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Voting Instruction Card — Principal Financial Group, Inc. By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 28, 2018, the record date, at the 2018 annual meeting of shareholders to be held on May 22, 2018 or at any adjournment or postponement thereof. Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

MMMMMMMMMMMM . 2018 Annual Meeting Voting Instruction Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 18, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. + For Against Abstain For Against Abstain 2. Advisory Vote to Approve Executive Compensation 01 - Roger C. Hochschild 3. Ratification of Appointment of Independent Registered Public Accountants 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Elizabeth E. Tallett Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 3 9 3 6 4 001CSP00C0 02SNVB MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Voting Instruction Card — Principal Financial Group, Inc. By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy all shares credited to your account as of March 28, 2018, the record date, at the 2018 annual meeting of shareholders to be held on May 22, 2018 or at any adjournment or postponement thereof. Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.